AMENDED, RESTATED AND CONSOLIDATED
                              CREDIT AGREEMENT dated as of December 15,
                              1997, among FM PROPERTIES OPERATING CO., a
                              Delaware general partnership ("FMPOC"),
                              CIRCLE C LAND CORP., a Texas corporation
                              ("Circle C", and together with FMPOC, the "Borrowers"); FM PROPERTIES INC., a Delaware corporation, as a Restricted Entity (as defined herein) ("FMPO"); the undersigned financial institutions (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as documentary agent for the Lenders (in such capacity, the "Documentary Agent"; the Administrative Agent and Documentary Agent being, collectively, the "Agents").



                         Freeport-McMoRan Inc., a Delaware corporation
               ("FTX"), intends to consummate a merger, whereby FTX shall be merged with and into IMC Global Inc., a Delaware corporation ("IGL"), by the end of 1997 (the "Merger"), and as a condition thereof FTX has, with the consent of the Lenders, transferred to FMPO, and FMPO has assumed, FTX's interest as managing general partner of FMPOC.

                         In connection therewith, the Borrowers desire to
               amend and restate the terms and provisions of the following agreements entered into by FMPOC and Circle C and shall consolidate such terms and provisions into this Agreement:
               (i) the Amended and Restated Credit Agreement dated as of December 20, 1996, among FMPOC, FTX, the banks party thereto and Chase (the "FMPOC Revolving Facility"); (ii) the Second Amended and Restated Note Agreement, as amended, dated as of June 30, 1995, among FMPOC, FTX, Hibernia National Bank ("Hibernia") and Chase (the "FMPOC Term Loan Facility"); and
               (iii) the Amended and Restated Credit Agreement dated as of December 20, 1996, between Circle C and Texas Commerce Bank National Association ("TCB") (the "Circle C Loan Facility", and together with the FMPOC Revolving Facility and FMPOC Term Loan Facility, the "Credits").

                         Upon its effectiveness, this Agreement shall
               govern both the indebtedness which shall remain outstanding as of the Effective Date under the Credits, as well as
               subsequent Borrowings thereunder, in an aggregate amount equal to $50,000,000, (i) $21,796,246 of which represents the FMPOC Revolving Facility and the FMPOC Term Loan Facility, each of which shall be amended and restated to be one revolving credit facility (the "New FMPOC Revolving Tranche") under this Agreement in such aggregate amount, which shall also include as part thereof a new letter of credit facility under this Agreement in an amount of up to $7,500,000 established by FMPOC with Chase (the "FMPOC L/C Facility"), and (ii) $28,203,754 of which represents the Circle C Loan Facility, which shall be amended and restated to be a revolving credit facility (the "New Circle C Revolving Tranche") in the amount of $13,203,754, which shall also include as part thereof a new letter of credit facility under this Agreement in an amount of up to $7,500,000 established by Circle C with Chase (the "Circle C L/C Facility") and a term loan in the amount of $15,000,000 (the "New Circle C Term Tranche", and together with the New FMPOC Revolving Tranche and New Circle C Revolving Tranche, the "Tranches"); provided, that, in no event, shall the sum of the aggregate amount of Letters of Credit (as defined below) outstanding at any time under the Circle C L/C Facility and the FMPOC L/C Facility exceed $7,500,000.

                         It is the intent of the parties to this Agreement
               that this Agreement (i) shall evidence the Borrowers' Debt (as defined below) under the Credits, (ii) has been entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Credits and (iii) is in no way intended to constitute a novation of any of the Borrowers' Debt which was evidenced by any of the Credits.

                         The Lenders are willing to amend and restate the
               above-referenced agreements upon the terms and subject to the conditions hereinafter set forth.

                         NOW, THEREFORE, in consideration of the premises
               and of the mutual covenants herein contained, the parties hereto agree as follows:


                                        ARTICLE I

                                       Definitions


                         SECTION 1.01.  Definitions.  As used in this
               Agreement, the following terms have the meanings indicated (any term defined in this Article I or elsewhere in this Agreement in the singular and used in this Agreement in the plural shall include the plural, and vice versa):

                         "Administrative Fee" has the meaning specified in
               Section 2.06(c).

                         "Administrative Questionnaire" means an
               Administrative Questionnaire in the form of Exhibit A.

                         "Affiliate" means, when used with respect to a
               specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                         "Aggregate Circle C Revolving Credit Exposure"
               means the aggregate amount of the Lenders' Circle C Revolving Credit Exposures.

                         "Aggregate FMPOC Revolving Credit Exposure" means
               the aggregate amount of the Lenders' FMPOC Revolving Credit Exposures.

                         "Alternate Base Rate" means for any day, a rate
               per annum (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of l%) equal to the greatest of (a) the Prime Rate in effect on such day,
               (b) the Base CD Rate in effect on such day plus 1% and
               (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in The City of New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" means the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
               Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.
                Any change in the Alternate Base Rate due to a change in
               the Prime Rate, the Three-Month Secondary CD Rate or the
               Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                         "Applicable LIBO Rate" means on a per annum basis,
               in respect of any LIBO Rate Loan, for each day during the Interest Period for such Loan, the sum of (i) the LIBO Rate as determined by the Administrative Agent plus (ii) the Applicable Margin.

                         "Applicable Margin" means, with respect to any
               LIBO Rate Loan or Reference Rate Loan, the applicable percentage set forth on Schedule I.

                         "Applicable Percentage" of any Lender means the
               percentage set opposite such Lender's name on Schedule II in respect of any of the Tranches, as modified from time to time as provided hereby.

                         "Applicable Reference Rate" means on a per annum
               basis in respect of any Reference Rate Loan, for any day, the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin.

                         "Assessment Rate" means, with respect to each day
               during an Interest Period, the annual assessment rate (rounded upwards, if not already a whole multiple of 1/100 of l%, to the next highest whole multiple of 1/100 of 1%) in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                         "Board" means the Board of Governors of the
               Federal Reserve System of the United States.

                         "Borrowing" means a group of Loans of a single
               Type and a single Tranche made by the relevant Lenders on a single date and as to which a single Interest Period is in effect.

                         "Borrowing Date" means, with respect to any Loan,
               the date on which such Loan is disbursed.

                         "Business Day" means any day other than a
               Saturday, Sunday or a day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBO Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                         "Capitalized Lease Obligation" means the
               obligation of any Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                         "CERCLA" means, collectively, the Comprehensive
               Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. SS 9601 et seq.

                         A "Change in Control" shall be deemed to have
               occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the Effective Date) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of FMPO; or (b) a majority of the seats (other than vacant seats) on the Board of Directors of FMPO shall at any time be occupied by Persons who were not (i) members of the Board of Directors of FMPO on the Effective Date or
               (ii) appointed as, or nominated for election as, directors by a majority of the directors who are (x) referred to in clause (i) and (y) other directors who are appointed or nominated in accordance with this clause (ii); provided, however, that neither the Merger nor the transfer of the general partnership interest in FMPOC from FTX to FMPO shall constitute a Change in Control under this Agreement.

                         "Circle C L/C Commitment" means the commitment of
               an Issuing Bank to issue Circle C Letters of Credit pursuant to Section 2.18.

                         "Circle C L/C Exposure" means, at any time, the
               sum of (a) the aggregate undrawn amount of all outstanding Circle C Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements made pursuant to Circle C Letters of Credit that have not yet been reimbursed at such time. The Circle C L/C Exposure of any Circle C Revolving Credit Lender at any time means its Applicable Percentage of the aggregate Circle C L/C Exposure at such time.

                         "Circle C L/C Participation Fee" has the meaning
               assigned to such term in Section 2.06(d).

                         "Circle C Letter of Credit" means any letter of
               credit issued under the applicable Circle C L/C Commitment for the account of Circle C, the Restricted Entities or any of their respective Affiliates pursuant to Section 2.18 and the letters of credit listed on Schedule VI, which for purposes hereof, shall be deemed to be Circle C Letters of Credit issued hereunder.

                         "Circle C Loan Facility" has the meaning assigned
               to such term in the preamble to this agreement.

                         "Circle C Term Lender" means each Lender set forth
               on Schedule II as making a Loan to Circle C under the New Circle C Term Tranche.

                         "Circle C Revolving Credit Commitment" means, with
               respect to each Lender, the commitment of such Lender hereunder to make revolving loans to Circle C as set forth on Schedule II, or in the Commitment Transfer Supplement pursuant to which such Lender assumed its Circle C Revolving Credit Commitment, as the same may be permanently terminated or reduced from time to time pursuant to Section 2.07 and pursuant to assignments by such Lender pursuant to
               Section 10.03. The Circle C Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Circle C Revolving Commitment Maturity Date.

                         "Circle C Revolving Credit Exposure" means, with
               respect to any Lender under the New Circle C Revolving Tranche at any time, the aggregate principal amount at such time of all outstanding Revolving Loans made to Circle C under the New Circle C Revolving Tranche by such Lender, plus the aggregate amount at such time of such Lender's Circle C L/C Exposure.

                         "Circle C Revolving Commitment Maturity Date"
               means January 1, 2001, or, if earlier, the date of termination of the Circle C Revolving Credit Commitments pursuant to the terms hereof.

                         "Circle C Revolving Credit Lender" means a Lender
               with a Circle C Revolving Credit Commitment.

                         "Closing Date" means the date upon which this
               Agreement is executed and delivered by all parties hereto.

                         "Code" means the Internal Revenue Code of 1986, as
               amended from time to time.

                         "Commitment" means, with respect to any Lender,
               such Lender's Revolving Credit Commitments and Term Loan Commitment.

                         "Commitment Fee" has the meaning assigned to such
               term in Section 2.06(a).

                         "Commitment Termination Date" has the meaning
               assigned to such term in Section 2.06(a).

                         "Commitment Transfer Supplement" means a
               Commitment Transfer Supplement entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                         "Control" means the possession, directly or
               indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                         "Credit Event" means the making of a Loan.


                         "Debt" of any Person means, without duplication,
               (a) all obligations of such Person for borrowed money,
               (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person,
               (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
               by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capitalized Lease Obligations of such Person, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability, (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit Guaranteeing Debt and (k) all noncontingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner but shall exclude obligations under leases which are characterized as Operating Leases.

                         "Debt Basket" has the meaning assigned to such
               term in Section 5.03(c).

                         "Default" means any event or condition which upon
               the giving of notice or lapse of time or both would become an Event of Default.

                         "Dollars" or "$" means United States Dollars.

                         "Domestic Office" means, for any Lender, the
               Domestic Office set forth for such Lender on the signature pages hereof, unless such Lender shall designate a different Domestic Office by notice in writing to the Administrative Agent and the Borrowers.

                         "Effective Date" means the date on which the
               conditions specified in Article IV are satisfied (or waived in accordance with Section 10.07).

                         "environment" shall mean ambient air, surface
               water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

                         "Environmental Claim" means any written notice of
               violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions resulting from or based upon: (a) the threat or existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or nonaccidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or
               (d) the violation of any Environmental Law or Environmental
               Permit.

                         "Environmental Law" means any and all applicable
               treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. SS 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. SS 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. SS 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. SS 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. SS 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. SS 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                         "Environmental Permit" means any permit, approval,
               authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                         "Equity Payment" means, directly or indirectly,
               any dividend or distribution on, or purchase, redemption or other payment in respect of, the capital stock of a Borrower or Restricted Entity, whether in cash, property or a combination thereof.

                         "ERISA" means the Employee Retirement Income
               Security Act of 1974, as amended from time to time.

                         "ERISA Affiliate" means any trade or business
               (whether or not incorporated), that together with a Borrower or Restricted Entity, is treated as a single employer under
               Section 414(b) or (c) of the Code or, solely for purposes of
               Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                         "ERISA Event" means (i) any "reportable event", as
               defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code;
               (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iv) the incurrence of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan, other than any liability for contributions not yet due or payment of premiums not yet due; (v) the receipt by a Borrower or any ERISA Affiliate thereof from the PBGC of any notice relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the receipt by a Borrower or any ERISA Affiliate thereof of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of a Borrower or Restricted Entity.

                         "Event of Default" means any Event of Default
               defined in Article VII.

                         "Federal Funds Effective Rate" has the meaning
               assigned to such term that is contained in the definition of the term "Alternate Bate Rate" in this Section 1.01.

                         "Fees" means the Commitment Fees, the
               Administrative Fee, the L/C Participation Fees and the Issuing Bank Fees.

                         "Financial Officer" of any corporation means the
               principal financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

                         "FMPO Guarantee Agreement" means the FMPO
               Guarantee Agreement dated as of December [ ], 1997, by FMPO for the benefit of the Lenders.

                         "FMPOC L/C Commitment" means the commitment of an
               Issuing Bank to issue FMPOC Letters of Credit pursuant to
               Section 2.18.

                         "FMPOC L/C Exposure" means, at any time, the sum
               of (a) the aggregate undrawn amount of all outstanding FMPOC Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements made pursuant to FMPOC Letters of Credit that have not yet been reimbursed at such time. The FMPOC L/C Exposure of any FMPOC Revolving Credit Lender at any time means its Applicable Percentage of the aggregate FMPOC L/C Exposure at such time.

                         "FMPOC L/C Participation Fee" has the meaning
               assigned to such term in Section 2.06(d).

                         "FMPOC Letter of Credit" means any letter of
               credit issued under the applicable FMPOC L/C Commitment for the account of FMPOC, the Restricted Entities or any of their respective Affiliates pursuant to Section 2.18 and the letters of credit listed on Schedule VI, which for purposes hereof, shall be deemed to be FMPOC Letters of Credit issued hereunder.

                         "FMPOC Revolving Credit Commitment" means, with
               respect to each Lender, the commitment of such Lender hereunder to make revolving loans to FMPOC as set forth on
               Schedule II, or in the Commitment Transfer Supplement pursuant to which such Lender assumed its FMPOC Revolving Credit Commitment, as the same may be permanently terminated or reduced from time to time pursuant to Section 2.07 and pursuant to assignments by such Lender pursuant to
               Section 10.03. The FMPOC Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the FMPOC Revolving Commitment Maturity Date.

                         "FMPOC Revolving Commitment Maturity Date" means
               January 1, 2001, or, if earlier, the date of termination of the FMPOC Revolving Credit Commitments pursuant to the terms hereof.

                         "FMPOC Revolving Credit Exposure" means, with
               respect to any Lender under the New FMPOC Revolving Tranche at any time, the aggregate principal amount at such time of all outstanding Revolving Loans made to FMPOC under the New FMPOC Revolving Tranche by such Lender, plus the aggregate amount at such time of such Lender's FMPOC L/C Exposure.

                         "FMPOC Revolving Credit Lender" means a Lender
               with an FMPOC Revolving Credit Commitment.

                         "FMPOC Revolving Facility" has the meaning
               assigned to such term in the preamble to this Agreement.

                         "FMPOC Term Loan Facility" has the meaning
               assigned to such term in the preamble to this Agreement.

                         "FTX" has the meaning specified in the preamble to
               this Agreement.

                         "FTX Guarantee Agreement" means the Amended,
               Restated and Consolidated FTX Guarantee Agreement dated as of December [ ], 1997, by FTX for the benefit of the Lenders.

                         "GAAP" has the meaning assigned to such term in
               Section 1.02.

                         "Governmental Authority" means any Federal, state,
               local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                         "Governmental Rule" means any statute, law,
               treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court, arbitrator or other judicial or quasi judicial tribunal.

                         "Guarantee" means, with respect to any Person, any
               obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any agreement or obligation (i) to pay dividends or other distributions upon the stock of such other Person, or any obligation of such other Person, direct or indirect,
               (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, obligation, dividend or distribution, (iii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or obligation or the holder of such stock of the payment of such Debt, obligation, dividend or distribution including, without limitation, any take-or-pay contract or agreement to buy a minimum amount or quantity of production or to provide an operating subsidy which, in each case, is utilized for a third party financing, or (iv) to maintain working capital, equity capital or any other financial statement condition of the primary obligor, so as to enable the primary obligor to pay such Debt, obligation, dividend or distribution; provided, however, that the term Guarantee shall not include any endorsement for collection or deposit in the ordinary course of business.

                         "Guarantee Agreements" means (i) the FMPO
               Guarantee Agreement; and (ii) the FTX Guarantee Agreement, or, upon (x) the consummation of the Merger and the assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement and (y) compliance with the conditions set forth in the IGL Guarantee Agreement, the IGL Guarantee Agreement, which shall then amend and restate the FTX Guarantee Agreement in its entirety.

                         "Guarantors" means FTX and FMPO, together with all
               successors in interest thereto.

                         "Hazardous Materials" means all explosive or
               radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                         "Hedge Agreement" means any interest rate,
               currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies.

                         "IGL" has the meaning assigned to such term in the
               preamble to this Agreement.

                         "IGL Credit Facility" means the credit agreement
               dated as of December 15, 1997, among IGL, the financial institutions from time to time parties thereto, Morgan Guaranty Trust Company of New York, as administrative agent, Royal Bank of Canada, as documentation agent, and The Chase Manhattan Bank and Nationsbank, N.A., as co-syndication agents, as the same may be amended, modified, renewed or extended from time to time and including any bank credit facility which refinances or replaces the IGL Credit Facility then in effect and which serves as IGL's primary bank credit facility.

                         "IGL Guarantee Agreement" means the Amended and
               Restated IGL Guarantee Agreement to be entered into by IGL for the benefit of the Lenders upon the consummation of the Merger, the form of which is attached to the FTX Guarantee Agreement as Exhibit A thereto.

                         "Interest Payment Date" means (i) as to any
               Reference Rate Loan, the next succeeding March 31, June 30, September 30 or December 31 (subject to Section 2.16), or if earlier, the Maturity Date, and (ii) as to any LIBO Rate Loan, the last day of the Interest Period applicable to such Loan (and, in the case of any Interest Period of more than three months' duration, the date that would be the last day of such Interest Period if such Interest Period were of three months' duration) and the date of any continuation or conversion of any Loan as or into a Loan of the same or a different Type.

                         "Interest Period" means (i) as to any LIBO Rate
               Loan, the period commencing on the date of such LIBO Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the earliest of
               (x) the next succeeding March 31, June 30, September 30 or December 31, (y) the Maturity Date and (z) the date such Loan is prepaid or converted as permitted hereby; provided, however, that (1) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (2) no Interest Period with respect to any Loan shall end later than the Maturity Date and (3) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                         "Investment Basket" has the meaning assigned to
               such term in Section 5.03(b).

                         "Issuing Bank" means, as the context may require,
               (a) The Chase Manhattan Bank (or its Affiliates), with respect to Letters of Credit issued by it, (b) Texas Commerce Bank (or its Affiliates) with respect to Letters of Credit issued by it, (c) any other Lender that may become an Issuing Bank pursuant to Section 2.18(i) or (k), with respect to Letters of Credit issued by such Lender, or (d) collectively, any of the foregoing.

                         "Issuing Bank Fees" has the meaning specified in
               Section 2.06(d).

                         "L/C Disbursement" means a payment or disbursement
               made by an Issuing Bank pursuant to a Letter of Credit.

                         "L/C Exposure" means the sum of the FMPOC L/C
               Exposure and the Circle C L/C Exposure.

                         "L/C Participation Fees" has the meaning assigned
               to such term in Section 2.06(d).

                         "Lender" means each financial institution
               signatory hereto and its successors and permitted assigns under Section 10.03.

                         "Letter of Credit" means an FMPOC Letter of Credit
               or a Circle C Letter of Credit, as applicable.

                         "LIBO Rate" means, with respect to any LIBO Rate
               Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBO Rate Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                         "LIBO Rate Loan" means any Loan for which interest
               is determined, in accordance with the provisions hereof, at the Applicable LIBO Rate.

                         "LIBOR Office" means, for any Lender, the LIBOR
               Office set forth for such Lender on the signature pages hereof or as otherwise notified in writing to the Administrative Agent and the Borrowers, unless such Lender shall designate a different LIBOR Office by notice in writing to the Administrative Agent and the Borrowers.

                         "Lien" means with respect to any asset, (a) a
               mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) other encumbrances of any kind, including, without limitation, production payment obligations.

                         "Loans" means the Revolving Loans and the Term
               Loan.

                         "Loan Documents" means this Agreement, the
               Guarantee Agreements, any promissory note issued pursuant to
               Section 2.04(e) and all other agreements, certificates and instruments now or hereafter entered into in connection therewith or in furtherance thereof, in each case as amended and modified from time to time.

                         "Margin Stock" has the meaning assigned to such
               term in Regulation U.

                         "Material Adverse Effect" means (a) a materially
               adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of a Borrower and its Restricted Entities taken as a whole, or a Guarantor (other than IGL), (b) material impairment of the ability of a Borrower and its Restricted Entities or a Guarantor (other than IGL) to perform any of its obligations under any Loan Document to which it is or will be a party or
               (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

                         "Merger" has the meaning assigned to such term in
               the preamble to this Agreement.

                         "Multiemployer Plan" means a multiemployer plan as
               defined in Section 4001(a)(3) of ERISA to which a Borrower or Restricted Entity, or any ERISA Affiliate thereof, is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                         "New Circle C Revolving Tranche" has the meaning
               assigned to such term in the preamble to this Agreement.

                         "New Circle C Term Tranche" has the meaning
               assigned to such term in the preamble to this Agreement.

                         "New FMPOC Revolving Tranche" has the meaning
               assigned to such term in the preamble to this Agreement.

                         "Non-Excluded Taxes" has the meaning assigned to
               such term in Section 2.17(a).

                         "Nonrestricted Subsidiary" means (i) any of the
               Subsidiaries listed on Schedule III hereto as a Nonrestricted Subsidiary, (ii) any Subsidiary of any Nonrestricted Subsidiary, (iii) any surviving Person (other than any Borrower or Restricted Entity) into which any of such Persons referred to in clause (i) or (ii) is merged or consolidated, subject to Section 5.02(c), and (iv) any Subsidiary organized after the Closing Date for the purpose of acquiring the stock or other ownership interests or assets of another Person or for start-up ventures or development programs or activities and designated as a Nonrestricted Subsidiary by such Borrower as of the time of its organization. By written notice to the Administrative Agent, a Borrower or Restricted Entity may (x) declare any Nonrestricted Subsidiary to be a Restricted Entity and such former Nonrestricted Subsidiary shall thereafter be deemed to be a Restricted Entity for all purposes of this Agreement or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Entities, the interest of such Borrower or Restricted Entity in all of which has an equity value or loan investment of less than $500,000 in the aggregate, to be a Nonrestricted Subsidiary and any such former Restricted Entity shall thereafter be deemed to be a Nonrestricted Subsidiary for all purposes of this Agreement.

                         "Operating Lease" means any lease other than a
               lease giving rise to a Capitalized Lease Obligation.

                         "Other Taxes" has the meaning assigned to such
               term in Section 2.17(b).

                         "Participants" has the meaning assigned such term
               in Section 10.03(b).

                         "PBGC" means the Pension Benefit Guaranty
               Corporation referred to and defined in ERISA.

                         "Permitted Investments" means customary portfolio
               cash management investments made pursuant to prudent cash management practices.

                         "Person" means any natural person, corporation,
               limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company or government (or an agency or political subdivision thereof).

                         "Plan" means any employee pension benefit plan
               (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which a Borrower or Restricted Entity, or any ERISA Affiliate thereof, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to
               be) an "employer" as defined in Section 3(5) of ERISA.

                         "Properties" means the properties owned, leased or
               operated by a Borrower or Restricted Entity, or any Subsidiary thereof.

                         "Purchasing Lender" has the meaning assigned to
               such term in Section 10.03(c).

                         "Real Estate Business" means the ownership,
               operation, development or acquisition of, or other like involvement in, real estate and improvements thereon.

                         "Reference Rate Loan" means any Loan for which
               interest is determined, in accordance with the provisions hereof, at the Applicable Reference Rate.

                         "Register" has the meaning assigned to such term
               in Section 10.03(d).

                         "Regulation D" means Regulation D of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Regulation G" means Regulation G of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Regulation U" means Regulation U of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Regulation X" means Regulation X of the Board as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Release" means any spilling, leaking, pumping,
               pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                         "Remedial Action" means (a) "remedial action" as
               such term is defined in CERCLA, 42 U.S.C. S 9601(24), and
               (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

                         "Required Lenders" means at any time, subject to
               Section 10.07(b), Lenders having Loans, L/C Exposure and unused Commitments representing more than 66_% of all Loans outstanding, L/C Exposure and unused Commitments at such time.

                         "Responsible Officer" of any corporation means any
               executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                         "Restricted Entities" means FMPO and any
               Subsidiary that is not a Nonrestricted Subsidiary.

                         "Restricted Subsidiaries" means the Restricted
               Entities other than FMPO.

                         "Revolving Credit Borrowing" means a Borrowing
               comprised of Revolving Loans.

                         "Revolving Credit Commitment" means, with respect
               to any Lender, its FMPOC Revolving Credit Commitment and Circle C Revolving Credit Commitment, as applicable.

                         "Revolving Credit Lender" means any FMPOC
               Revolving Credit Lender or Circle C Revolving Credit Lender.

                         "Revolving Loan" means any revolving loan made
               pursuant to Section 2.01.

                         "SEC" means the Securities and Exchange Commission
               or any Governmental Authority succeeding to any or all of the functions of the SEC.

                         "Statutory Reserves" means a fraction (expressed
               as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other funding office making or holding a Loan) is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and
               (b) with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under Regulation
               D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                         "Subsidiary" means, with respect to any Person, a
               corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more other Subsidiaries of such Person and any partnership (other than joint ventures for which the intention under the applicable agreements, including operating agreements, if any, is that such joint ventures be partnerships solely for purposes of the Code) in which such Person or a Subsidiary of such Person is a general partner.

                         "Term Loan" means the term loan made pursuant to
               Section 2.01.

                         "Term Loan Commitment" means, with respect to each
               Lender, the commitment of such Lender to make the Term Loan to Circle C set forth on Schedule II, or in the Commitment Transfer Supplement pursuant to which such Lender assumed its Term Loan Commitment, as the same may be permanently terminated or reduced from time to time pursuant to
               Section 2.07 and pursuant to assignments by such Lender pursuant to Section 10.03. The Term Loan Commitment of each Lender shall automatically and permanently terminate on the Term Loan Maturity Date.

                         "Term Loan Maturity Date" means January 1, 2001.

                         "Third Party" has the meaning assigned to such
               term in Section 5.02(g).

                         "Tranches" has the meaning specified in the
               preamble to this Agreement.

                         "Transfer Effective Date" has the meaning assigned
               to such term in each Commitment Transfer Supplement.

                         "Transferee" means any Participant or Purchasing
               Lender.

                         "Type", when used in respect of any Loan or
               Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" means the Applicable LIBO Rate or the Applicable Reference Rate, as applicable.

                         "Withdrawal Liability" means liability to a
               Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                         SECTION 1.02.  Accounting Terms.  Except as
               otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under United States generally accepted accounting principles in effect from time to time (with such changes thereto as are approved or concurred in from time to time by the relevant Borrower's independent public accountants, as applicable) applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.01(a) ("GAAP"); provided, however, that each reference in Section 5.02, or in the definition of any term used in Section 5.02, to GAAP shall mean generally accepted accounting principles as in effect on the Effective Date and as applied by the Borrowers in preparing the financial statements referred to in
               Section 3.01(e). In the event any change in GAAP materially affects any provision of this Agreement, the Lenders and the Borrowers agree that they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and until such amendment becomes effective the Borrowers' compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.

                         SECTION 1.03.  Section, Article, Exhibit and
               Schedule References, etc. Unless otherwise stated, Section, Article, Exhibit and Schedule references made herein are to Sections, Articles, Exhibits or Schedules, as the case may be, of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.


                                        ARTICLE II

                                        The Loans


                         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (a) each Circle C Term Lender agrees, severally and not jointly, to make a Term Loan to Circle C on the Effective Date in a principal amount not to exceed its Term Loan Commitment, (b) each Circle C Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to Circle C, at any time and from time to time on or after the date hereof, and until the earlier of the Circle C Revolving Commitment Maturity Date and the termination of the Circle C Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Circle C Revolving Credit Exposure exceeding such Lender's Circle C Revolving Credit Commitment and (c) each FMPOC Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to FMPOC, at any time and from time to time on or after the date hereof, and until the earlier of the FMPOC Revolving Commitment Maturity Date and the termination of the FMPOC Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's FMPOC Revolving Credit Exposure exceeding such Lender's FMPOC Revolving Credit Commitment; provided, however, that, notwithstanding the foregoing, the sum of the FMPOC L/C Exposure and the Circle C L/C Exposure shall not exceed $7,500,000, in the aggregate, at any time. A Lender's aggregate Commitments hereunder shall be made ratably among the Tranches based on the aggregate amount of all the Lenders' Commitments under each such Tranche on the Effective Date. Within the limits set forth in clauses (b) and (c) of the second preceding sentence and subject to the conditions and limitations set forth herein, the Borrowers may borrow, pay or repay and reborrow Revolving Loans, as applicable. Amounts paid or prepaid in respect of the Term Loan may not be reborrowed.

                         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans to the relevant Borrower made by the Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make a Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be made responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed to be made pursuant to
               Section 2.02(e), the Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

                         (b) Each Loan shall be either a Reference Rate Loan or a LIBO Rate Loan as the relevant Borrower may request pursuant to Section 2.03. Subject to the provisions of Sections 2.03 and 2.09, Loans of more than one Type may be outstanding at the same time.

                         (c)  Each Lender shall make its portion, as
               determined under Section 2.14, of each Loan hereunder on the proposed date thereof by paying the amount required to the Administrative Agent in New York, New York by wire transfer in immediately available funds not later than 2:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the relevant Borrower with the Administrative Agent or, if Loans shall not be made on such date because any condition precedent to a Borrowing herein specified is not met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay without duplication to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at an interest rate equal to (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan for purposes of this Agreement.

                         (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Revolving Credit Borrowing or Term Loan if the Interest Period requested with respect thereto would end after the Circle C Revolving Commitment Maturity Date, the FMPOC Revolving Commitment Maturity Date or the Term Loan Maturity Date, as applicable.

                         (e) If an Issuing Bank makes an L/C Disbursement in respect of a Letter of Credit and shall not have received from the applicable Borrower the payment required to be made by such Borrower pursuant to Section 2.18(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer in immediately available funds to the Administrative Agent not later than 3:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 1:00 p.m., New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business
               Day), an amount equal to such Lender's Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute a Reference Rate Loan of such Lender to such Borrower and such payment shall be deemed to have reduced the FMPOC L/C Exposure or Circle C L/C Exposure, as applicable, by the amount of such payment), and the Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from such Borrower pursuant to Section 2.18(e) prior to the time any Revolving Credit Lender makes any payment pursuant to this
               Section 2.02(e); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and such Borrower, severally and not jointly, agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at
               (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable for Reference Rate Loans and
               (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

                         (f) Notwithstanding any provision to the contrary in this Agreement, a Borrower shall not request any LIBO Rate Loan which, if made, would result in more than 10 separate LIBO Rate Loans of any Lender to such Borrower under a single Tranche. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered part of separate Borrowings.

                         SECTION 2.03. Notice of Loans. (a) A Borrower shall request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(e), as to which this Section 2.03 shall not apply) by giving the Administrative Agent telephonic (promptly confirmed in writing), written, telecopy or telex notice in the form of Exhibit C with respect to each Loan (i) in the case of a LIBO Rate Loan, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing, and (ii) in the case of a Reference Rate Loan, not later than 10:30 a.m., New York City time, on the date of a proposed Borrowing. Such notice shall be irrevocable (except that in the case of a LIBO Rate Loan, such Borrower may, subject to
               Section 2.13, revoke such notice by giving written or telex notice thereof to the Administrative Agent not later than 10:30 a.m., New York City time, two Business Days before such proposed Borrowing) and shall in each case refer to this Agreement and specify (1) whether the Loan then being requested is to be a Reference Rate Loan or LIBO Rate Loan,
               (2) the date of such Loan (which shall be a Business Day) and amount thereof, and (3) if such Loan is to be a LIBO Rate Loan, the Interest Period or Interest Periods (which shall not end after the Maturity Date) with respect thereto.
                If no election as to the Type of Loan is specified in any
               such notice by such Borrower, such Loan shall be a Reference
               Rate Loan. If no Interest Period with respect to any LIBO Rate Loan is specified in any such notice by such Borrower, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

                         (b) A Borrower may continue or convert all or any part of any of its Loans as or into a Loan or Loans of the same or a different Type in accordance with Section 2.10 and subject to the limitations set forth herein. If such Borrower shall not have delivered a Borrowing notice in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Loan requesting that such Loan be converted or continued as permitted hereby, then such Borrower shall (unless such Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Loan is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing notice pursuant to this
               Section 2.03 requesting that such Loan be converted into or continued as a Reference Rate Loan of equivalent amount.

                         SECTION 2.04. Repayment of Loans; Evidence of Debt. (a) Each of the Borrowers hereby unconditionally agrees to pay to the Administrative Agent for the account of each applicable Lender (i) in the case of Circle C, the then unpaid principal amount of each Term Loan in accordance with the terms of this Agreement and (ii) the then unpaid
               principal amount of each Revolving Loan to such Borrower in accordance with the terms of this Agreement.

                         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                         (c)  The Administrative Agent shall maintain
               accounts for (i) the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to the relevant Lenders hereunder and
               (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                         (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                         (e) Any Lender may request that any Loans made by it be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans of each Borrower evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes of such Borrower in such form payable to the order of the payee named therein (of if such promissory note is a registered note, to such payee and its registered assigns).

                         SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Section 2.08, each Reference Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate, and over a year of 360 days at all other times), equal to the Applicable Reference Rate.

                         (b) Subject to the provisions of Section 2.08, each LIBO Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable LIBO Rate for the Interest Period in effect for such Loan; provided, however, upon the date of the consummation of the Merger, the Applicable LIBO Rate for all LIBO Rate Loans hereunder (including any LIBO Rate Loans outstanding as of such date) shall be calculated by reference to the spread over the London Interbank Offered Rate (as defined in the IGL Credit Facility) payable (or to be payable) by IGL for the applicable loans made thereunder as provided in Schedule I; provided that the Administrative Agent shall promptly notify the Borrowers, upon receipt of notification from IGL, of any change in the spread to be used in calculating the Applicable LIBO Rate and any such change shall not take effect in respect of this Agreement until the Borrowers are notified by the Administrative Agent of such change.

                         (c) Interest on each Loan shall be payable on each applicable Interest Payment Date. The Applicable Reference Rate and the Applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
               The Administrative Agent shall promptly advise each relevant Borrower and Lender of such determination.

                         SECTION 2.06. Fees. (a) The relevant Borrower shall pay each Lender, through the Administrative Agent, on the last Business Day of each March, June, September and December, and on the date on which the portion of the Commitment of such Lender applicable to the Borrowings of each such Borrower shall be terminated as provided herein (the "Commitment Termination Date"), in immediately available funds, a commitment fee (a "Commitment Fee") equal to the Commitment Fee Percentage set forth in Schedule I on the average daily unused amount (treating L/C Exposure as usage of the New FMPOC Revolving Tranche or the New Circle C Revolving Tranche, as applicable) of the Commitments of such Lender, in each case during the quarter ending on such date (or shorter period commencing with the earlier of the Closing Date and the Effective Date or ending with the Commitment Termination Date); provided that, upon the consummation of the Merger, the Administrative Agent shall promptly notify the Borrowers, upon receipt of notification from IGL, of any change in the facility fee percentage under the IGL Credit Facility to be used in calculating the Commitment Fee Percentage hereunder and any such change shall not take effect in respect of this Agreement until the Borrowers are notified by the Administrative Agent of such change.

                         (b) All Commitment Fees under this Section 2.06 shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fees due to each Lender shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender pursuant to Section 2.07.

                         (c) The Borrowers agree, on a joint and several basis, to pay to the Administrative Agent, for its own account, on the Effective Date and on each anniversary thereof, an annual administration fee (the "Administrative Fee") as agreed between the Borrowers and the Administrative Agent in the fee letter dated the date hereof, between Chase, FMPOC and Circle C.

                         (d) FMPOC agrees to pay (i) each FMPOC Revolving Credit Lender, through the Administrative Agent, a fee (an "FMPOC L/C Participation Fee") calculated on such FMPOC Revolving Credit Lender's Applicable Percentage of the average daily aggregate FMPOC L/C Exposure (excluding the portion thereof attributable to the applicable unreimbursed L/C Disbursements) at the L/C Participation Fee Percentage set forth in Schedule I during the period from and including the earlier of the Closing Date and the Effective Date to but excluding the later of the FMPOC Revolving Commitment Maturity Date or the date on which all FMPOC Letters of Credit have been canceled or have expired) and (ii) in connection with the issuance, amendment or transfer of any FMPOC Letter of Credit or any related L/C Disbursement, such Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"); provided that the Administrative Agent shall promptly notify the Borrowers, upon receipt of notification from IGL, of any change in the letter of credit fee under the IGL Credit Facility to be used in calculating the L/C Participation Fee Percentage hereunder and any such change shall not take effect in respect of this Agreement until the Borrowers are notified by the Administrative Agent of such change. Circle C agrees to pay (i) each Circle C Revolving Credit Lender, through the Administrative Agent, a fee (a "Circle C L/C Participation Fee" and, together with the FMPOC L/C Participation Fees, the "L/C Participation Fees") calculated on such Circle C Revolving Credit Lender's Applicable Percentage of the average daily aggregate Circle C L/C Exposure (excluding the portion thereof attributable to the applicable unreimbursed L/C Disbursements) at the L/C Participation Fee Percentage set forth in Schedule I during the period from and including the earlier of the Closing Date and the Effective Date to but excluding the later of the Circle C Revolving Commitment Maturity Date or the date on which all Circle C Letters of Credit have been canceled or have expired) and (ii) in connection with the issuance, amendment or transfer of any Circle C Letter of Credit or any related L/C Disbursement, the Issuing Bank Fees. L/C Participation Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the earlier of the Closing Date and Effective Date; provided that all such fees shall be payable on the FMPOC Revolving Commitment Maturity Date or the Circle C Revolving Commitment Maturity Date, as applicable, and any such fees occurring after such date shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                         (e) All such Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, all such Fees shall be fully earned and non-refundable under any and all circumstances.

                         SECTION 2.07.  Maturity and Reduction of
               Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date. The FMPOC Revolving Credit Commitment and the FMPOC L/C Commitment shall automatically terminate on the FMPOC Revolving Commitment Maturity Date. The
               Circle C Revolving Credit Commitment and the Circle C L/C Commitment shall automatically terminate on the Circle C Revolving Commitment Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on January 31, 1998, if the conditions precedent set forth in Article IV shall not have occurred by such time.

                         (b)  Upon at least five days' prior written,
               telecopied or telex notice to the Administrative Agent (a copy of which notice shall be promptly delivered by the Administrative Agent to each Guarantor), a Borrower may without penalty at any time in whole permanently terminate, or from time to time permanently reduce, the Term Loan Commitment (in the case of Circle C) or its Revolving Credit Commitments, in each case ratably among the Lenders in accordance with the amounts of their respective Commitments in respect of the related Tranche; provided, however, that each partial reduction of the Commitments (other than a reduction pursuant to Section 2.07(c)) shall be in a minimum principal amount of $1,000,000 and an integral multiple of $1,000,000; provided further, that the Commitments under any of the Tranches may not be reduced to an amount which is less than the aggregate principal amount of all Loans under such Tranche outstanding after such reduction. Such Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                         (c) (i) On the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day, the aggregate amount of the FMPOC Revolving Credit Commitments, Circle C Revolving Credit Commitments and the outstanding Term Loan shall be automatically and permanently reduced, ratably among the Lenders in accordance with the amounts of their respective FMPOC Revolving Credit Commitments and Circle C Revolving Credit Commitments and their respective Applicable Percentage of the Term Loan outstanding at such time, to the aggregate amount set forth below opposite such date (subject to Section 2.07(b)):

                         Date                          Amount


                         January 1, 1999               $35,000,000
                         January 1, 2000                15,000,000
                         January 1, 2001                -0-

                         (ii) On or before the 15th Business Day preceding each of the dates set forth above in this paragraph (c)(i), the Borrowers shall notify the Administrative Agent as to the amount by which the amount of the FMPOC Revolving Credit Commitments, the Circle C Revolving Credit Commitments and the outstanding Term Loan shall be reduced pursuant to this
               Section 2.07(c).

                         (iii) To the extent that, after giving effect to the aforementioned reduction, the Aggregate FMPOC Revolving Credit Exposure exceeds the aggregate FMPOC Revolving Credit Commitments, FMPOC shall, on the date of such reduction, repay Revolving Credit Borrowings and/or L/C Disbursements under the New FMPOC Revolving Tranche to the Administrative Agent or terminate Letters of Credit issued by FMPOC under the New FMPOC Revolving Tranche, as the case may be, in an aggregate amount sufficient to eliminate such excess, for the benefit of the FMPOC Revolving Credit Lenders, together with accrued and unpaid interest on the principal amount to be repaid to but excluding the date of such payment.

                         (iv) To the extent that, after giving effect to the aforementioned reduction, the Aggregate Circle C Revolving Credit Exposure exceeds the aggregate Circle C Revolving Credit Commitments, Circle C shall, on the date of such reduction, repay Revolving Credit Borrowings and/or L/C Disbursements under the New Circle C Revolving Tranche to the Administrative Agent or terminate Letters of Credit issued by Circle C under the New Circle C Revolving Tranche, as the case may be, in an amount sufficient to eliminate such excess, for the benefit of the Circle C Revolving Credit Lenders, together with accrued and unpaid interest on the principal amount to be repaid to but excluding the date of such repayment.

                         (v) To the extent that the Term Loan shall be reduced as part of the aforementioned reduction, Circle C shall, on the date of such reduction, repay the Term Loan in an amount equal to the principal amount by which the Term Loan is reduced pursuant to paragraph (c)(i) above, for the account of the Circle C Term Lenders, together with the accrued and unpaid interest on the principal amount to be repaid to but excluding the date of such repayment.

                         SECTION 2.08.  Interest on Overdue Amounts;
               Alternative Rate of Interest. (a) If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment):

                         (i) in the case of the payment of principal of or
                    interest on a LIBO Rate Loan, at a rate 2% per annum above the rate which would otherwise be payable under
                    Section 2.05(b) until the last date of the Interest Period then in effect with respect to such Loan and thereafter as provided in clause (ii) below; and

                        (ii) in the case of the payment of principal of or
                    interest on a Reference Rate Loan or any other amount payable hereunder (other than principal of or interest on any LIBO Rate Loan to the extent referred to in clause (i) above), at a rate 2% per annum above the Applicable Reference Rate.

                         (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBO Rate Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that (i) Dollar deposits in the requested principal amount of such LIBO Rate Loan are not generally available in the London interbank market, (ii) the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such LIBO Rate Loan during such Interest Period or
               (iii) reasonable means do not exist for ascertaining the Applicable LIBO Rate, the Administrative Agent shall as soon as practicable thereafter give written, telecopied or telex notice of such determination to the Borrowers and the other Lenders, and any request by a Borrower for the making of a LIBO Rate Loan pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan; provided, however, that if the Administrative Agent makes the determination specified in
               (ii) above, at the option of such Borrower such request shall be deemed to be a request for a Reference Rate Loan only from such Lender referred to in (ii) above; provided further, however, that such option shall not be available to such Borrower if the Administrative Agent makes the determination specified in (ii) above with respect to three or more Lenders. Each determination of the Administrative Agent hereunder shall be conclusive absent manifest error.

                         SECTION 2.09. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings, in whole or in part, subject to the requirements of Section 2.13 but otherwise without premium or penalty, upon prior written or telex notice to the Administrative Agent by 10:30 a.m., New York City time (a copy of which notice shall be promptly delivered by the Administrative Agent to each Guarantor), on the date of such prepayment; provided, however, that each such partial prepayment shall be in a minimum amount of $1,000,000 and an integral multiple of $1,000,000.

                         (b) In the event of any termination of the entire Commitment under a Tranche, the relevant Borrower shall repay or prepay all its outstanding Loans under such Tranche on the date of such termination. On the date of any partial reduction of the Commitments in respect of any Tranche pursuant to Section 2.07, the relevant Borrower shall pay or prepay so much of its Loans in respect of such Tranche as shall be necessary in order that the aggregate principal amount of the Loans (after giving effect to any other prepayment of Loans on such date) outstanding with respect to such Tranche will not exceed the Commitments under such Tranche immediately following such reduction.

                         (c) All prepayments under this Section 2.09 shall be subject to Section 2.13. Each notice of prepayment delivered pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the relevant Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be applied first to Reference Rate Loans and then to LIBO Rate Loans and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Any amounts prepaid may be reborrowed to the extent permitted by the terms of this Agreement.

                         SECTION 2.10. Continuation and Conversion of Loans. Each Borrower shall have the right, subject to the provisions of Section 2.08, (i) on three Business Days' prior irrevocable notice by such Borrower to the Administrative Agent, to continue or convert any Type of Loans as or into LIBO Rate Loans, or (ii) with irrevocable notice by such Borrower to the Administrative Agent by 10:30 a.m. on the date of such proposed continuation or conversion, to continue or convert any Type of Loans as or into Reference Rate Loans, in each case subject to the following further conditions:

                         (a) each continuation or conversion shall be made
               on a pro rata basis as to each Type of Loan of such Borrower to be continued or converted among the Lenders in accordance with the respective amounts of their respective Commitments and the notice given to the Administrative Agent by such Borrower shall specify the aggregate principal amount of Loans to be continued or converted;

                         (b) in the case of a continuation or conversion of
               less than all the Loans of a Tranche, the Loans continued or converted under such Tranche shall be in a minimum aggregate principal amount of $1,000,000 and an integral multiple of $1,000,000;

                         (c) accrued interest on each Loan (or portion
               thereof) being continued or converted shall be paid by such Borrower at the time of continuation or conversion;

                         (d) the Interest Period with respect to any Loan
               made in respect of a continuation or conversion thereof shall commence on the date of the continuation or conversion;

                         (e) any portion of a Loan maturing or required to
               be prepaid in less than one month may not be continued as or converted into a LIBO Rate Loan;

                         (f) a LIBO Rate Loan may be continued or converted
               on the last day of the applicable Interest Period and, subject to Section 2.13, on any other day;

                         (g) no Loan (or portion thereof) may be continued
               as or converted into a LIBO Rate Loan if, after such continuation or conversion, an aggregate of more than 10 separate LIBO Rate Loans of any Lender would result under a single Tranche, determined as set forth in Section 2.02(f);

                         (h) no Loan shall be continued or converted if
               such Loan by any Lender would be greater than the amount by which its Commitment under the related Tranche exceeds the amount of its other Loans under such Tranche at the time outstanding or if such Loan would not comply with the other provisions of this Agreement; and

                         (i) any portion of a LIBO Rate Loan which cannot
               be converted into or continued as a LIBO Rate Loan by reason of clause (e) or (g) above shall be automatically converted at the end of the Interest Period in effect for such Loan into a Reference Rate Loan.

               The Administrative Agent shall communicate the information contained in each irrevocable notice delivered by any Borrower pursuant to this Section 2.10 to the other Lenders promptly after its receipt of the same.

                         The Interest Period applicable to any LIBO Rate
               Loan resulting from a continuation or conversion shall be specified by the relevant Borrower in the irrevocable notice of continuation or conversion delivered pursuant to this
               Section 2.10; provided, however, that if no such Interest Period for a LIBO Rate Loan shall be specified, such Borrower shall be deemed to have selected an Interest Period of one month's duration.

                         For purposes of this Section 2.10, notice received
               by the Administrative Agent from a Borrower after 10:30 a.m., New York City time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day.

                         SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) Each Borrower shall pay to each Lender on the last day of each Interest Period for any LIBO Rate Loan to such Borrower so long as such Lender may be required to maintain reserves against eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) (or so long as such Lender may be required to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any LIBO Rate
               Loan) an additional amount (determined by such Lender and notified to such Borrower), equal to the product of the following for each affected LIBO Rate Loan for each day during such Interest Period:

                         (i) the principal amount of such affected LIBO
                    Rate Loan outstanding on such day;

                        (ii) the remainder of (x) the product of Statutory
                    Reserves on such date times the Applicable LIBO Rate on such day, minus (y) the Applicable LIBO Rate on such day; and

                       (iii) 1/360.

               Each Lender shall separately bill the relevant Borrower directly for all amounts claimed pursuant to this
               Section 2.11(a).

                         (b) Notwithstanding any other provision herein, if after the Effective Date any change in condition or applicable law or regulation or in the interpretation or administration thereof (whether or not having the force of law and including, without limitation, Regulation D of the Board) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall:

                         (i) subject any Lender or Issuing Bank (which
                    shall for the purpose of this Section include any assignee or lending office of any Lender or Issuing
                    Bank) to any tax of any kind whatsoever with respect to its LIBO Rate Loans or other fees or amounts payable hereunder, as applicable, or change the basis of taxation of any of the foregoing (other than taxes (including Non-Excluded Taxes) described in
                    Section 2.17 and other than any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of such Lender or Issuing Bank by the U.S. Federal government or by any jurisdiction in which such Lender or Issuing Bank maintains an office, unless the presence of such office is solely attributable to the enforcement of any rights hereunder with respect to an Event of Default);

                        (ii) impose, modify or deem applicable any reserve,
                    special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or Issuing Bank;

                       (iii) impose on any such Lender, such Issuing Bank
                    or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender or Letters of Credit issued by such Issuing Bank; or

                        (iv) impose upon any Lender or Issuing Bank any
                    other condition with respect to any amount paid or to be paid by any Lender or Issuing Bank with respect to its LIBO Rate Loans or Letters of Credit issued hereunder, respectively, or this Agreement;

               and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of (x) making or maintaining any LIBO Rate Loan or (y) issuing or maintaining any Letter of Credit, respectively, or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) or to require such Lender or Issuing Bank to make any payment in respect of any such Loan or Letter of Credit, as applicable, in each case by or in an amount which such Lender or Issuing Bank, in its sole judgment, shall deem material, then the relevant Borrower shall pay to such Lender or Issuing Bank, as the case may be, on demand such an amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs, reductions or payments.

                         (c) If any Lender or Issuing Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted after the Effective Date regarding capital adequacy, or any change after the Effective Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or Issuing Bank (or any lending office thereof) or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority made or issued after the Effective Date, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the relevant Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                         (d) If and on each occasion that a Lender or Issuing Bank makes a demand for compensation pursuant to paragraph (a), (b) or (c) above, or under Section 2.17 (it being understood that a Lender or Issuing Bank may be reimbursed for any specific amount under only one such paragraph or Section), the relevant Borrower may, upon at least three Business Days' prior irrevocable written or telex notice to such Lender or Issuing Bank, as applicable, and the Administrative Agent, in whole permanently replace the Commitment of such Lender or the obligations of such Issuing Bank hereunder, as applicable; provided that such notice must be given not later than the 90th day following the date of a demand for compensation made by such Lender or Issuing Bank, as applicable; and provided that such Borrower shall replace such Commitment or obligations, as applicable, with the Commitment or obligations, as applicable, of a commercial bank satisfactory to the Administrative Agent. Such notice from such Borrower shall specify an effective date for the termination of such Lender's Commitment or such Issuing Bank's obligations, as applicable, which date shall not be later than the 180th day after the date such notice is given. On the effective date of any termination of such Lender's Commitment or such Issuing Bank's obligations, as applicable, pursuant to this clause (d), such Borrower shall pay to the Administrative Agent for the account of such Lender (A) any Commitment Fees on the amount of such Lender's Commitment or any L/C Participation Fees on the obligations of the Lenders hereunder so terminated accrued to the date of such termination, (B) the principal amount of any outstanding Loans or L/C Disbursements held by such Lender or Issuing Bank, as applicable, plus accrued interest on such principal amount to the date of such termination and
               (C) the amount or amounts requested by such Lender or Issuing Bank pursuant to clause (a), (b) or (c) above or
               Section 2.17, as applicable. Such Borrower will remain liable to such terminated Lender or Issuing Bank for any loss or expense that such Lender or Issuing Bank may sustain or incur as a consequence of such Lender's making any LIBO Rate Loan or such Issuing Bank's issuance of a Letter of Credit hereunder, as applicable, or any part thereof or the accrual of any interest on any such Loan or in respect of any such Letter of Credit, as applicable, in accordance with the provisions of this Section 2.11(d) as set forth in
               Section 2.13. Upon the effective date of termination of any Lender's Commitments or Issuing Bank's obligations under this Agreement pursuant to this Section 2.11(d), such Lender or Issuing Bank, as applicable, shall cease to be a "Lender" or "Issuing Bank" hereunder, as applicable; provided that no such termination shall affect (i) any liability or obligation of the relevant Borrower or any other Lender or Issuing Bank to such terminated Lender or Issuing Bank which accrued on or prior to the date of such termination or
               (ii) such terminated Lender's or Issuing Bank's rights hereunder in respect of any such liability or obligation.

                         (e) A certificate of a Lender or Issuing Bank (or Transferee) setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank (or Transferee) as specified in paragraph (a), (b) or (c) (and in the case of paragraph (c), such Lender's or Issuing Bank's holding company, as applicable) above or
               Section 2.17, as the case may be, shall be delivered as soon as practicable to the relevant Borrower, and in any event within 90 days of the change giving rise to such amount or amounts, and shall be conclusive absent manifest error. The relevant Borrower shall pay each Lender or Issuing Bank the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such a certificate, each Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable. The failure of any Lender or Issuing Bank (or Transferee) to give the required 90-day notice shall excuse the relevant Borrower from its obligations to pay additional amounts pursuant to such Sections incurred for the period that is 90 days or more prior to the date such notice was required to be given.

                         (f) Failure on the part of any Lender or Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital within the 90 days required pursuant to
               Section 2.11(e) shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital for any period after the date that is 90 days prior to the date of the delivery of demand for compensation. The protection of this
               Section 2.11 shall be available to each Lender or Issuing Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have occurred or been imposed. The Borrowers shall not be required to make any additional payment to any Lender or Issuing Bank pursuant to Section 2.11(a) or (b) in respect of any such cost, reduction or payment that could be avoided by such Lender or Issuing Bank in the exercise of reasonable diligence, including a change in the lending office of such Lender or Issuing Bank if possible without material cost to such Lender. Each of the Lenders and Issuing Banks agrees that it will promptly notify the relevant Borrower and the Administrative Agent of any event of which the responsible account officer shall have knowledge which would entitle such Lender or Issuing Bank, as applicable, to any additional payment pursuant to this
               Section 2.11. The Borrowers agree to furnish promptly to the Administrative Agent official receipts evidencing any payment of any tax.

                         SECTION 2.12.  Change in Legality.
               (a) Notwithstanding anything to the contrary herein contained, if after the Effective Date any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBO Rate Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Rate Loan, then, by written notice to the Borrowers and to the Administrative Agent, such Lender may:

                         (i) declare that LIBO Rate Loans will not
                    thereafter (for the duration of such unlawfulness or impracticality) be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting LIBO Rate Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                        (ii) require that all outstanding LIBO Rate Loans
                    made by it be converted to Reference Rate Loans, in which event (A) all such LIBO Rate Loans shall be automatically converted to Reference Rate Loans as of the end of the applicable Interest Period, unless an earlier conversion date is legally required, (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBO Rate Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans and (C) the Reference Rate Loans resulting from the conversion of such LIBO Rate Loans shall be prepayable only at the times the converted LIBO Rate Loans would have been prepayable, notwithstanding the provisions of Section 2.09.

                         (b) Before giving any notice to the Borrowers and the Administrative Agent pursuant to this Section 2.12, such Lender shall designate a different LIBOR Office if such designation will avoid the need for giving such notice and will not in the judgment of such Lender, be otherwise disadvantageous to such Lender. For purposes of
               Section 2.12(a), a notice to the Borrowers by any Lender shall be effective on the date of receipt by the Borrowers.

                         SECTION 2.13. Indemnity. Each Borrower shall indemnify each Lender against any funding, redeployment or similar loss or expense which such Lender may sustain or incur with respect to such Borrower as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in
               (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBO Rate Loan prior to the end of the Interest Period in effect therefor (any of the events referred to in this clause (i) being called a "Breakage Event") or (ii) any Loan to such Borrower to be made by such Lender not being made after notice of such Loan shall have been given by such Borrower hereunder or (b) any default in the making of any payment or prepayment of any amount required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed, continued or converted by making a LIBO Rate Loan in such principal amount and with a maturity comparable to such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error.

                         SECTION 2.14. Pro Rata Treatment. Except as permitted under any of Section 2.08(b), 2.11, 2.12, 2.13 or 2.17, each Borrowing under each Type of Loan, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each other reduction of the principal or interest outstanding under the Loans, however achieved, including by setoff by any Person, each payment of Fees and other amounts accrued for the accounts of the Lenders, each reduction of the Commitments and each conversion or continuation of Loans shall be allocated pro rata among the Lenders in the proportions that their respective Commitments bear to the aggregate Commitments under the relevant Tranche (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's Applicable Percentage of such Borrowing to the next higher or lower whole Dollar amount.

                         SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement of such Borrower held by it as a result of which the unpaid principal portion of the Loans or L/C Disbursement of such Borrower held by it shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of such Borrower held by any other Lender (other than as permitted under any of Section 2.08(b), 2.11, 2.12, 2.13 or 2.17), it shall be deemed to have simultaneously purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure, as the case may be, of such Borrower held by such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure of such Borrower and participation in Loans and L/C Exposure of such Borrower held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure of such Borrower then outstanding as the principal amount of the Loans and L/C Exposure of such Borrower held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans and L/C Exposure of such Borrower outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
               Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. To the fullest extent permitted by applicable law, each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan of such Borrower deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower hereunder to such Lender as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

                         SECTION 2.16. Payments. (a) Except as otherwise provided in this Agreement, all payments and prepayments to be made by the Borrowers to the Lenders hereunder, whether on account of Fees, payment of principal or interest on any Loan or any L/C Disbursement or other amounts at any time owing hereunder or under any other Loan Document, shall be made to the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the account of the several Lenders in immediately available funds. All such payments (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent as aforesaid not later than 10:30 a.m., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day.

                         (b) As promptly as possible, but no later than 2:00 p.m., New York City time, on the date of each Borrowing, each Lender participating in the Loans made on such date shall pay to the Administrative Agent such Lender's Applicable Percentage of each such Borrowing plus, if such payment is received by the Administrative Agent after 2:00 p.m., New York City time, on the date of such Borrowing, interest at a rate per annum equal to the rate in effect on such day, quoted by the Administrative Agent at its office at 270 Park Avenue, New York, New York, for the overnight "sale" to such Lender of Federal funds. At the time of, and by virtue of, such payment, such Lender shall be deemed to have made its Loan in the amount of such payment. The Administrative Agent agrees to pay any moneys, including such interest, so paid to it by the lending Lenders promptly, but no later than 3:00 p.m., New York City time, on the date of such Borrowing, to the relevant Borrower in immediately available funds.

                         (c) If any payment of principal, interest or Fees or any L/C Disbursement or any other amount payable to the Lenders hereunder on any Loan or L/C Exposure, as applicable, shall fall due on a day that is not a Business Day, then (except in the case of payments of principal of or interest on LIBO Rate Loans, in which case such payment shall be made on the next preceding Business Day if the next succeeding Business Day would fall in the next calendar month) such due date shall be extended to the next succeeding Business Day, and interest shall be payable on principal in respect of such extension.

                         (d) Unless the Administrative Agent shall have been notified by a Borrower prior to the date on which any payment or prepayment is due hereunder (which notice shall be effective upon receipt) that such Borrower does not intend to make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment or prepayment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender or Issuing Bank, as applicable, on such date an amount equal to the portion of such assumed payment or prepayment such Lender or Issuing Bank, as applicable, is entitled to hereunder, and, if such Borrower has not in fact made such payment or prepayment to the Administrative Agent, such Lender or Issuing Bank, as applicable, shall, on demand, repay to the Administrative Agent the amount made available to such Lender or Issuing Bank, as applicable, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Lender or Issuing Bank, as applicable, and ending on (but excluding) the date such Lender or Issuing Bank, as applicable, repays such amount to the Administrative Agent, at a rate per annum equal to the rate, determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

                         (e) All payments of the principal of or interest on the Loans or any other amounts to be paid to any Lender, any Issuing Bank or the Administrative Agent under this Agreement or any of the other Loan Documents shall be made in Dollars, without reduction by reason of any currency exchange expense.

                         SECTION 2.17.  U.S. Taxes.  (a) Any and all
               payments by the Borrowers hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision thereof, excluding taxes imposed on the net income of an Agent or any Lender (or Transferee) and franchise taxes of an Agent or any Lender (or Transferee), as applicable, as a result of a connection between the jurisdiction imposing such taxes and such Agent or such Lender (or Transferee), as applicable, other than a connection arising solely from such Agent or such Lender (or Transferee), as applicable, having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If a Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or an Agent,
               (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or an Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
               (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this Section 2.17 than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

                         (b) In addition, each Borrower agrees to bear and to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other similar excise taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any property taxes that arise from the enforcement of this Agreement or any other Loan Document ("Other Taxes").


                         (c) The relevant Borrower will indemnify each Lender (or Transferee) and each Agent for the full amount of Non-Excluded Taxes and Other Taxes (including Non-Excluded Taxes or Other Taxes imposed on amounts payable under this
               Section 2.17) paid by such Lender (or Transferee) or such Agent, as the case may be, in respect of a Loan to such Borrower and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability prepared by a Lender or Agent, or the Administrative Agent on behalf of such Lender or Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Lender (or Transferee) or such Agent, as the case may be, makes written demand therefor.

                         (d) Within 30 days after the date of any payment of Non-Excluded Taxes or Other Taxes by a Borrower to the relevant Governmental Authority, such Borrower will furnish to the Administrative Agent, at its address referred to on the signature page, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                         (e)  At the time it becomes a party to this
               Agreement or a Transferee, each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall (in the case of a Transferee, subject to the immediately succeeding sentence) deliver to the Borrowers either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Lender (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such Lender (or Transferee) delivers a Form W-8, a certificate representing that such Lender (or Transferee) is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any of the Borrowers and is not a controlled foreign corporation related to any of the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or
               (ii) totally exempt from (or in case of a Transferee, entitled to a reduced rate of) United States Federal withholding tax. Notwithstanding any other provision of this Section 2.17(e), no Transferee shall be required to deliver any form pursuant to this Section 2.17(e) that such Transferee is not legally able to deliver. In addition, each Lender (or Transferee) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered, but only, in such case, to the extent such Lender (or Transferee) is legally able to do so.

                         (f) Notwithstanding anything to the contrary contained in this Section 2.17, the Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (e) above.

                         (g)  Any Lender (or Transferee) claiming any
               additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by any of the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

                         (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                         (i) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or the Administrative Agent to make available any of its income tax returns (or any other information that it deems to be confidential or proprietary).

                         SECTION 2.18.  Letters of Credit.  (a)  General.
               A Borrower may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, appropriately completed, for the account of such Borrower, any Restricted Entity or, upon the written approval of the Administrative Agent, any of its Affiliates, at any time and from time to time while the applicable Revolving Credit Commitments remain in effect, provided that such Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of any such Restricted Entity or Affiliate. Upon the receipt of such a request and, subject to the satisfaction of the following terms and conditions of this Section 2.18, the applicable Issuing Bank shall issue the requested Letter of Credit. This Section shall not be construed to impose an obligation upon an Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                         (b)  Notice of Issuance, Amendment, Renewal,
               Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), a Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) in the case of an FMPOC Letter of Credit, the FMPOC L/C Exposure shall not exceed $7,500,000 and the Aggregate FMPOC Revolving Credit Exposure shall not exceed the aggregate FMPOC Revolving Credit Commitments at such time, (B) in the case of a Circle C Letter of Credit, the Circle C L/C Exposure shall not exceed $7,500,000 and the Aggregate Circle C Revolving Credit Exposure shall not exceed the aggregate Circle C Revolving Credit Commitments at such time and (C) in the case of any Letter of Credit, the sum of the FMPOC L/C Exposure and the Circle C L/C Exposure shall not exceed $7,500,000.

                         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the FMPOC Revolving Commitment Maturity Date or the Circle C Revolving Credit Maturity Date, as applicable, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the relevant Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the FMPOC Revolving Commitment Maturity Date or the Circle C Revolving Credit Maturity Date, as applicable) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then applicable expiry date that such Letter of Credit will not be renewed.

                         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the relevant Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(e). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                         (e) Reimbursement. Subject to Section 2.18(h), if the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursement in respect of such Letter of Credit, the relevant Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 3:00 p.m., New York City time, on the day on which such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if such Borrower shall have received such notice later than 11:00 a.m., New York City time, on any Business Day, FMPOC shall make such payment not later than 11:00 a.m., New York City time, on the immediately following Business Day.

                         (f)  Obligations Absolute.  Each Borrower's
               obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever (until such time as an amount equal to all such L/C Disbursements, and any interest accrued thereon, shall have been paid to the applicable Issuing Banks pursuant to paragraph (e) above), and irrespective of:

                         (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                        (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                       (iii) the existence of any claim, setoff, defense or other right that the relevant Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the relevant Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                        (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (v) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                        (vi) any other act or omission to act or delay of any kind of the relevant Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the relevant Borrower's obligations hereunder.

                         Without limiting the generality of the foregoing,
               it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the relevant Issuing Bank. However, the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to either Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct in performance of its obligations hereunder; it is understood that an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                         (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the relevant Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the relevant Lenders with respect to any such L/C Disbursement pursuant to Section 2.18(e). The Administrative Agent shall promptly give notice thereof to each Lender with a participation in such Letter of Credit.

                         (h) Interim Interest. If the Issuing Bank in respect of a Letter of Credit shall make any L/C Disbursements in respect of a Letter of Credit, then, unless the relevant Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were a Reference Rate Loan.

                         (i)  Resignation or Removal of an Issuing Bank.
               An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to such Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank (other than with respect to outstanding Letters of Credit previously issued by it) and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the relevant Borrower shall pay all accrued and unpaid fees pursuant to Section 2.06(d). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement,
               (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents (other than with respect to outstanding Letters of Credit previously issued by it) and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the relevant Borrower shall, on the Business Day it receives notice thereof from the Administrative Agent or the Required Lenders (or if the maturity of the Loans has been accelerated, Lenders under
               (i) the New FMPOC Revolving Tranche holding participations in outstanding FMPOC Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding FMPOC Letters of Credit or (ii) the New Circle C Revolving Tranche holding participations in outstanding Circle C Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Circle C Letters of Credit, as applicable) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the FMPOC L/C Exposure or the Circle C L/C Exposure, as applicable, as of such date plus any accrued and unpaid interest thereon and fees related thereto; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower, Restricted Entity or Guarantor described in clause (i) or (j) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made in the sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest (it being understood that the Administrative Agent shall have no obligation to invest such amounts in any investments other than overnight Permitted Investments). Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Administrative Agent to reimburse the applicable Issuing Banks for L/C Disbursements for which they have not been reimbursed, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy other obligations of the Borrowers under the Loan Documents. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

                         (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an Issuing Bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be an Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.


                                       ARTICLE III

                              Representations and Warranties


                         SECTION 3.01. Representations and Warranties. As of the Effective Date and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 6.01(i), each of the Borrowers and FMPO, as a Restricted Entity, represents and warrants to each Lender, Issuing Bank and Agent as follows with respect to itself and, as applicable, its Subsidiaries:

                         (a) Organization; Powers. Such Borrower or FMPO, as applicable, (i) is duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect on its condition, financial or otherwise. Such Borrower or FMPO, as applicable, has the corporate or other equivalent power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or is to be a party and, in the case of the Borrowers, to borrow and to obtain Letters of Credit hereunder. Such Borrower or FMPO, as applicable, has all requisite corporate or other equivalent power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its own assets and carry on its business as now being or as proposed to be conducted.

                         (b) Authorization. The execution, delivery and performance of this Agreement (including, without limitation, performance of the obligations set forth in
               Section 5.01(l)) and the other Loan Documents to which such Borrower or FMPO, as applicable, is or is to be a party and the Borrowings hereunder by such Borrower and the Letters of Credit to be issued hereunder to such Borrower (i) have been duly authorized by all requisite corporate or partnership, as applicable, and, if required, stockholder or partner, as applicable, action on the part of such Borrower or FMPO, as applicable, and (ii) will not (A) violate (x) any Governmental Rule or such Borrower's or FMPO's Certificate of Incorporation and By-laws or Agreement of General Partnership, as applicable, or (y) any provisions of any indenture, agreement or other instrument to which such Borrower or FMPO, as applicable, is a party, or by which such Borrower or FMPO, as applicable, or any of its Properties or assets are or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in
               (ii)(A)(y) above or (C) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any property or assets of such Borrower or FMPO, as applicable.

                         (c) Governmental Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower or FMPO, as applicable, of this Agreement or any other Loan Document to which it is, or is to be, a party or the Borrowings hereunder by such Borrower and the Letters of Credit to be issued hereunder to such Borrower except such as have been made or obtained and are in full force and effect. Other than routine authorizations, permissions or consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of such Borrower or FMPO, as applicable, such Borrower or FMPO, has all franchises, licenses, certificates, authorizations, approvals or consents from all national, state and local governmental and regulatory authorities required to carry on its business as now conducted and as proposed to be conducted.

                         (d) Enforceability. This Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of such Borrower or FMPO, as applicable, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies against such Borrower or FMPO, as applicable, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against such Borrower or FMPO, as applicable, generally in connection with the bankruptcy, reorganization or insolvency of such Borrower or FMPO, as applicable, or a moratorium or similar event relating to such Borrower or FMPO, as applicable).

                         (e) Financial Statements. FMPOC or FMPO, as applicable, has heretofore furnished to each of the Lenders an audited consolidated balance sheet and statement of operations and changes in retained earnings and cash flow as of and for the fiscal year ended December 31, 1996, and an unaudited consolidated balance sheet and statement of operations and cash flow as of and for the fiscal quarter ended September 30, 1997. All such balance sheets and statements of operations and cash flow present fairly the financial condition and results of operations of FMPOC or FMPO, as applicable, and their respective Subsidiaries as of the dates and for the periods indicated. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of FMPOC or FMPO, as applicable, and their respective Subsidiaries as of the dates thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this
               Section 3.01(e) have been prepared in accordance with GAAP.
                There has been no material adverse change since
               September 30, 1997, in the businesses, assets, operations, prospects or condition, financial or otherwise, of such Borrower or FMPO, as applicable, and their respective Subsidiaries taken as a whole.

                         (f)  Litigation; Compliance with Laws; etc.
               (i) Except as disclosed in the FMPO Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and any subsequent filings made by FMPO pursuant to the periodic reporting requirements of the SEC, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Borrower or FMPO, as applicable, threatened against or affecting such Borrower or FMPO, as applicable, or any of their respective Subsidiaries or the businesses, assets or rights of such Borrower or FMPO, as applicable, or any of their respective Subsidiaries (x) which involve this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or (y) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of such Borrower or FMPO, as applicable, to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of such Borrower or FMPO, as applicable, or impair the validity or enforceability of, or the ability of such Borrower or FMPO, as applicable, to perform its obligations under, this Agreement or any of the other Loan Documents to which it is a party.

                         (ii)  Neither such Borrower or FMPO, as
               applicable, nor any of their respective Subsidiaries is in violation of any Governmental Rule, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, where such violation or default could result in a Material Adverse Effect. Without limitation of the foregoing, such Borrower and FMPO, and each of their respective Subsidiaries have complied with all Environmental Laws where any such noncompliance could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of such Borrower or FMPO or their respective Subsidiaries. Neither such Borrower or FMPO nor any of their respective Subsidiaries has received notice of any material failure so to comply. Such Borrower's and FMPO's, and their respective Subsidiaries', plants do not handle any Hazardous Materials in violation of any Environmental Law where any such violation could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of such Borrower or FMPO. Such Borrower and FMPO are aware of no events, conditions or circumstances involving contaminants or employee health or safety that could reasonably be expected to result in material liability on the part of such Borrower, FMPO or any of their respective Subsidiaries.

                         (g)  Title, etc.  Such Borrower or FMPO, as
               applicable, and their respective Subsidiaries have good and valid title to their respective material properties, assets and revenues (exclusive of oil, gas and other mineral properties on which no development or production activities are being conducted and commercially exploitable reserves have not been discovered), in the case of such Borrower and the Restricted Entities, free and clear of all Liens except such Liens as are permitted by Section 5.02(d) and except for covenants, restrictions, rights, easements and minor irregularities in title which do not individually or in the aggregate interfere with the occupation, use and enjoyment by such Borrower or Restricted Entity of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for use in such business.

                         (h)  Federal Reserve Regulations; Use of Proceeds.
                (i) Neither such Borrower or FMPO, as applicable, nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                        (ii) No part of the proceeds of the Loans or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, U or X thereof.

                       (iii) Such Borrower will use the proceeds of all Loans made to it and request the issuance of Letters of Credit for the funding of capital expenditures, working capital and general corporate purposes.

                         (i) Taxes. Such Borrower or FMPO, as applicable, and their respective Subsidiaries have filed or caused to be filed all material Federal, state, local and foreign tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which such Borrower or FMPO, as applicable, or any Subsidiary thereof is contesting in good faith by appropriate proceedings, and with respect to which such Borrower or FMPO, as applicable, or any Subsidiary thereof shall, to the extent required by GAAP, have set aside on its books adequate reserves.

                         (j)  Employee Benefit Plans.  Each of such
               Borrower or FMPO, as applicable, and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could materially and adversely affect the financial condition and operations of such Borrower or FMPO, as applicable, and their respective ERISA Affiliates, taken as a whole. The present value of all benefit liabilities under each Plan, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board ("SFAS 87") did not, as of the last annual valuation date applicable thereto, exceed by more than $ 5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with SFAS
               87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans.

                         (k)  Investment Company Act.  Neither such
               Borrower or FMPO, as applicable, nor any of their respective Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

                         (1) Public Utility Holding Company Act. Neither such Borrower or FMPO, as applicable, nor any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

                         (m) Subsidiaries. Schedule III constitutes a complete and correct list, as of the Effective Date or the date of any update thereof required by Section 5.01(a)(5), of all Restricted Entities of the Borrowers with at least $1,000,000 in total assets, indicating the jurisdiction of incorporation or organization of each corporation or partnership and the percentage of shares or units owned on such date directly or indirectly by the Borrowers in each. Each entity shown as a parent company owns on such date, free and clear of all Liens, the percentage of voting shares or partnership interests outstanding of its Restricted Entities shown on Schedule III, and all such shares or partnership interests are validly issued and fully paid.

                         (n) Environmental Matters. (1) The Properties of such Borrower or FMPO, as applicable, and their respective Subsidiaries and all operations of such Borrower or FMPO, as applicable, and their respective Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, and are not the subject of any pending or threatened challenge by any Governmental Authority or Person, except to the extent that such noncompliance, challenge or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                         (2) There have been no Releases or threatened Releases at, from, under or proximate to its Properties or otherwise in connection with the operations of such Borrower or FMPO, as applicable, or their respective Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                         (3) Neither such Borrower or FMPO, as applicable, nor any of their respective Subsidiaries has received any notice of an Environmental Claim in connection with its Properties or the operations of such Borrower or FMPO, as applicable, or their respective Subsidiaries or with regard to any Person whose liabilities for environmental matters such Borrower or FMPO, as applicable, or their respective Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor does such Borrower or FMPO, as applicable, or their respective Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                         (4) Hazardous Materials have not been transported from the Properties of such Borrower or FMPO, as applicable, or their respective Subsidiaries, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such Properties in a manner that could give rise to liability under any Environmental Law, nor has such Borrower or FMPO, as applicable, nor any of their respective Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                         (o) Solvency. (i) The fair salable value of the assets of such Borrower and its Subsidiaries will exceed the amount that will be required to be paid on or in respect of the Debt and other obligations of such Borrower and its Subsidiaries as they become absolute and mature.

                        (ii) Such Borrower and its Subsidiaries will not
               have unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted.

                       (iii) Such Borrower, on a consolidated basis, does
               not intend to, and does not believe that it will, incur Debt and other obligations beyond its ability to pay such Debt and obligations as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of such Debt and obligations).

                         (p) No Material Misstatements. No information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by such Borrower or FMPO, as applicable, to the Administrative Agent or any Lender or Issuing Bank in connection with this Agreement or any of the other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, taken as a whole in the light of the circumstances under which they were made, not misleading.


                                        ARTICLE IV


                            Conditions to Initial Credit Event


                         Subject to satisfaction of the conditions to each
               Credit Event required by Section 6.01, the Borrowers may not borrow Loans hereunder until the first date upon which the following conditions have been satisfied:

                         (a) The Administrative Agent (or its counsel) shall have received from each party hereto and to the FTX Guarantee Agreement and the FMPO Guarantee Agreement either
               (i) a counterpart of this Agreement or such Guarantee Agreements, as applicable, signed on behalf of such party or
               (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature of this Agreement or such Guarantee Agreements, as applicable) that such party has signed a counterpart to this Agreement or such Guarantee Agreements, as applicable.

                         (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) the General Counsel of the Borrowers, substantially to the effect set forth in Exhibit D, (ii) Jones, Walker,
               Poitevent, Carrere & Denegre, L.L.P., counsel for the Borrowers, FTX and FMPO, substantially to the effect set forth in Exhibit E, (iii) Texas counsel for Circle C, ssubstantially to the effect set forth in Exhibit F, and
               (iv) Neww York counsel, substantially to the effect set forth in Exhibit G, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent shall reasonably request, and the Borrowers hereby instruct such counsel to deliver such opinions.
                         (c) All legal matters incident to this Agreement, the Guarantee Agreements, the Borrowings and extensions of credit hereunder or the other Loan Documents shall be satisfactory to the Lenders, the Issuing Banks and to Cravath, Swaine & Moore, special counsel for the Agents.
                         (d)  The Administrative Agent shall have received
               (i) a copy of the Certificate of Incorporation, including all amendments thereto, of each of Circle C and the Guarantors, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate from such Secretary of State as to the good standing of each of Circle C and the Guarantors as of a recent date and the filing of all franchise tax returns and the payment of all franchise taxes rrequired by law to be filed and paid by each of Circle C and the Guarantors to the date of such certificate; (ii) a certificate of the Secretary or Assistant Secretary of each of Circle C and the Guarantors dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of Circle C or such Guarantor, as applicable, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
               (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Circle C or such Guarantor, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which Circle C or such Guarantor, as applicable (and, in the case of FMPO, also in its capacity as a Restricted Entity), is a party and, in the case of Circle C, the Borrowings hereunder and the Letters of Credit issued hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Certificate of Incorporation and By-laws of Circle C or such Guarantor, as applicable, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or the date of the certificate furnished pursuant to clause
               (ii) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of Circle C or such Guarantor, as applicable (and, in the case of FMPO, also in its capacity as a Restricted Entity); (iii) a certificate of another officer of each of Circle C and the Guarantors (and, in the case of FMPO, also in its capacity as a Restricted Entity) as to the incumbency and specimen signature of the applicable Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; (iv) a certificate of the Secretary or an Assistant Secretary of FMPOC (or, if there shall be no such officer appointed, of FMPO as managing general partner of FMPOC), dated the Effective Date and certifying (A) that attached thereto are true and complete copies of the Agreement of General Partnership and all other constitutive documents, if any, of FMPOC as in effect on the date of such certificate and at all times since the resolution of FMPOC described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution or similar authorization adopted by FMPO, as managing general partner of FMPOC, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents executed and delivered or to be executed and delivered, as applicable, by FMPOC and the Borrowings hereunder by FMPOC and the Letters of Credit issued hereunder on behalf of FMPOC, and that such resolution or authorization has not been modified, rescinded or amended and is in full force and effect and (C) as to the incumbency and specimen signature of each officer executing on behalf of FMPOC the foregoing documents and any other document delivered or to be delivered in connection herewith or therewith; (v) a certificate of another officer of FMPOC (or, if there shall be no such officer appointed, of FMPO as managing general partner of FMPOC) as to the incumbency and signature of such Secretary or Assistant Secretary; and
               (vi) such other documents as the Lenders or Cravath, Swaine
               & Moore, special counsel for the Agents, may reasonably request.

                         (e) The Administrative Agent shall have received a certificate from each of the Borrowers and the Guarantors dated the Effective Date and signed by a Financial Officer of each such Borrower or Guarantor, as applicable, confirming compliance with the conditions precedent set forth in paragraphs (i) and (iii) of Section 6.01.

                         (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers or the Guarantors hereunder or under any other Loan Document.
                         (g)  After giving effect to the transactions
               contemplated hereby, the Borrowers and the Restricted Entities shall have outstanding no Debt or preferred stock other than (i) the Loans and other extensions of credit under this Agreement and (ii) the Debt permitted under
               Section 5.02(e); provided, however, that such Debt that shall remain outstanding after the Effective Date pursuant to the terms of Section 5.02(e) shall be satisfactory in all respects to the Lenders (including, but not limited to, terms and conditions relating to the interest rates, fees, amortization, maturity, subordination, covenants, events of default and remedies).

                          (h) The Lenders and the Issuing Banks shall be satisfied that the consummation of the transactions contemplated by this Agreement will not (i) violate any applicable law, statute, rule or regulation (including, but not limited to, ERISA, margin regulations and Environmental
               Laws) or (ii) conflict with, or result in a default or event of default under (x) any indenture relating to any existing indebtedness of any of the Borrowers, Restricted Entities or Guarantors that is not being repaid, repurchased or redeemed in full on or prior to the Effective Date in connection with the Merger or (y) any other material agreement of a Borrower, Restricted Entity or Guarantor, and the Administrative Agent shall have received one or more legal opinions to such effect satisfactory to the Administrative Agent, from counsel to the Borrowers and the Guarantors satisfactory to the Administrative Agent.

                         (i)  The Borrowers, Restricted Entities and
               Guarantors shall have in place insurance with reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies in similar businesses and owning similar Properties in the same general areas in which such Borrower, Restricted Entity or Guarantor operates.

                         (j) The Lenders and the Issuing Banks shall have received a copy, in a form satisfactory to the Administrative Agent, of the IGL Credit Facility.


                                        ARTICLE V

                                        Covenants


                         SECTION 5.01.  Affirmative Covenants of the
               Borrowers and FMPO. Each of the Borrowers and FMPO covenants and agrees with each Lender and Issuing Bank and Agent that, from and after the Effective Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders otherwise provide prior written consent:

                         (a) Financial Statements, etc. With respect to the Borrowers and FMPO, each such Person, as applicable, shall furnish each Lender and Issuing Bank:

                         (1) within 95 days after the end of each fiscal
                    year of FMPO, a consolidated balance sheet of FMPO and its Subsidiaries as at the close of such fiscal year and consolidated statements of operation and changes in retained earnings and cash flow of FMPO and its Subsidiaries for such year, with the opinion thereon of Arthur Andersen LLP or other independent public accountants of national standing selected by FMPO to the effect that such consolidated financial statements fairly present FMPO's financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, except as disclosed in such auditor's report;

                         (2) within 50 days after the end of each of the
                    first three quarters of each of FMPO's fiscal years, a consolidated balance sheet of FMPO and FMPO's Subsidiaries as at the end of such quarter and consolidated statements of income of FMPO and FMPO's Subsidiaries, for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by one of FMPO's Financial Officers as fairly presenting FMPO's financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                         (3) promptly after their becoming available,
                    (i) copies of all financial statements, reports and proxy statements which it shall have sent to its stockholders or unitholders, as applicable, generally,
                    (ii) copies of all registration statements (excluding registration statements relating to employee benefit plans) and regular and periodic reports, if any, which it shall have filed with the SEC or any national securities exchange and (iii) if requested by any Lender or Issuing Bank, copies of each annual report filed with any Governmental Authority pursuant to ERISA with respect to each Plan of it or any of its Subsidiaries;

                         (4) promptly upon the occurrence of any Default or
                    Event of Default, the occurrence of any default under any other Loan Document, the commencement of any proceeding regarding it or any of its Subsidiaries under any Federal or state bankruptcy law, any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, notice thereof, describing the same in reasonable detail (copies of which notice shall be promptly delivered by the Administrative Agent to each Guarantor);

                         (5) promptly upon the occurrence of any
                    development that, in the judgment of either Borrower or FMPO, has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect on the business, assets, operations or financial condition of the Borrowers or their respective ability to comply with their respective obligations under the Loan Documents, notice thereof, describing the same in reasonable detail;

                         (6) 30 days prior to the commencement of each
                    fiscal year of FMPO, a consolidated operating budget of FMPO (including the operating budgets of the Borrowers) for such fiscal year;

                         (7) at the time of provision of the financial
                    statements referred to in clauses (1) and (2) above, an update of Schedule III to correct, add or delete any required information; and

                         (8) from time to time, such further information
                    regarding the business, affairs and financial condition of it or any Subsidiary thereof as any Lender may reasonably request.

               At the time a Borrower or FMPO furnishes financial statements pursuant to the foregoing clauses (1) and (2), it also will furnish each Lender and Issuing Bank a certificate signed by its Treasurer or any other authorized Financial Officer certifying that no Default or Event of Default has occurred, or if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

                         (b) Obligations, Taxes and Claims. Such Borrower or FMPO, as applicable, shall, and shall cause each of its Subsidiaries to, pay its material obligations promptly and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which material penalties attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise that, with respect to any of the foregoing, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof which is not permitted by Section 5.02(d); provided that neither such Borrower or FMPO nor any Subsidiary thereof shall be required to pay or discharge any such obligation, tax, assessment, charge, levy or claim, the payment of which is being contested in good faith by proper proceedings and with respect to which such Borrower or FMPO, or such Subsidiary thereof, shall have, to the extent required by GAAP, set aside on its books adequate reserves and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of such Lien and, in the case of a mortgaged property, there is no risk of forfeiture of such property.

                         (c)  Maintenance of Existence; Conduct of
               Business. Such Borrower shall, and shall cause its Restricted Subsidiaries to, or FMPO shall, as applicable, preserve and maintain its corporate existence and all its rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that nothing herein shall prevent any transaction permitted by
               Section 5.02(c).

                         (d)  Compliance with Applicable Laws.  Such
               Borrower or FMPO, as applicable, shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which would materially and adversely affect its consolidated financial condition or business, except where contested in good faith and by proper proceedings and with respect to which such Borrower or FMPO, or such Subsidiary thereof, shall have, to the extent required by GAAP, set aside on its books adequate reserves.

                         (e) Litigation. Such Borrower shall, and shall cause its Restricted Subsidiaries to, or FMPO shall, as applicable, promptly give to each Lender and Issuing Bank notice in writing of all litigation and all proceedings before any Governmental Authority or arbitration authorities affecting it or any Subsidiary thereof, except those which, if adversely determined, do not relate to the Loan Documents and which would not have a Material Adverse Effect on its business, assets, operations or financial condition or its ability to comply with its obligations under the Loan Documents.

                         (f) ERISA. Such Borrower shall, and shall cause each of its ERISA Affiliates to, or FMPO shall, and shall cause each of its ERISA Affiliates to, as applicable, comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative Agent as soon as possible, and in any event within 30 days after any Responsible Officer of it or any ERISA Affiliate thereof knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of it in an aggregate amount exceeding $25,000,000 or requires payment exceeding $10,000,000 in any year, a statement of a Financial Officer thereof setting forth details as to such ERISA Event and the action that it proposes to take with respect thereto.

                         (g) Compliance with Environmental Laws. Such Borrower shall, and shall cause its Restricted Subsidiaries and all lessees and other Persons occupying its Properties to, or FMPO shall, and shall cause all lessees and other Persons occupying its Properties to, as applicable, comply in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither such Borrower nor the Restricted Entities shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

                         (h) Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.01(n) or 5.01(g) shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, such Borrower or FMPO, as applicable, shall provide to the Lenders within 45 days after such request, at the expense of such Borrower or FMPO, as applicable, an environmental site assessment report for the Properties (which are the subject of such default) prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                         (i) Insurance. Such Borrower shall, and shall cause its Restricted Subsidiaries to, or FMPO shall, as applicable, (i) keep its insurable Properties adequately insured at all times; (ii) maintain such other insurance, to such extent and against such risks, including fire, flood and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses;
               (iii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amount as it shall reasonably deem necessary; and (iv) maintain such other insurance as may be required by law.

                         (j)  Access to Premises and Records.  Such
               Borrower or FMPO, as applicable, shall, and shall cause each of its Subsidiaries to, maintain financial records in accordance with GAAP, and, at all reasonable times and as often as any Lender or Issuing Bank may reasonably request, permit representatives of any Lender to have access to its financial records and its premises and to the records and premises of any of its Subsidiaries and to make such excerpts from and copies of such records as such representatives deem necessary and to discuss its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing consolidated or consolidating statements for it or on its behalf.

                         (k)  Maintenance of Property.  Such Borrower
               shall, and shall cause each of its Restricted Subsidiaries to, or FMPO shall, as applicable, keep and maintain all property material to the conduct of its business, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

                         (l) Further Assurances. Such Borrower shall, and shall cause the Restricted Subsidiaries to, and FMPO shall execute any and all further documents, financing statements, agreements and instruments, and take all further actions, which may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Documentary Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Loan Documents.


                         SECTION 5.02. Negative Covenants of the Borrowers and FMPO. Each of the Borrowers and FMPO covenants and agrees with each Lender, Issuing Bank and Agent that, from and after the Effective Date and so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, without the prior written consent of the Required Lenders:

                         (a) Conflicting Agreements. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, enter into any agreement with any Person containing any provision which (i) would be violated or breached by the performance of its obligations under any Loan Document or under any instrument or document delivered or to be delivered by it hereunder or thereunder or in connection herewith or therewith or (ii) would prohibit or restrict the payment of dividends or other distributions by such Borrower or any of its Restricted Subsidiaries, as applicable.

                         (b) Hedge Transactions. Such Borrower shall, and shall cause its Restricted Subsidiaries to, or FMPO shall, as applicable, enter into or become obligated with respect to Hedge Agreements only in the ordinary course of business to hedge or protect against actual or reasonably anticipated exposures and not for speculation.

                         (c)  Consolidation or Merger; Disposition of
               Assets and Capital Stock. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, merge, acquire or consolidate with any other Person or permit any other Person to merge into or consolidate with it, unless (i) either Borrower or any Restricted Entity shall be the continuing entity, or the successor entity (if other than either Borrower or any Restricted Entity) formed by or resulting from such merger, acquisition or consolidation is organized under the laws of any jurisdiction in the United States and assumes such Person's obligations under this Agreement and
               (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; provided, however, that notwithstanding the above or any other provision of this Agreement to the contrary, FMPO may sell, transfer or otherwise dispose of, or give options to purchase, all the stock and/or assets of Circle C, provided that contemporaneously with any such sale, transfer or other disposition, each of the Circle C Revolving Credit Commitments and the Term Loan Commitment are terminated and the principal of and interest on each of the Revolving Loans made to Circle C and the Term Loan, and all Fees and other expenses or amounts payable relating to such Revolving Loans and the Term Loan, have been paid in full by Circle C and all Circle C Letters of Credit have been canceled, have expired or have otherwise been cash collateralized in full and all L/C Disbursements under a Circle C Letter of Credit, together with any interest accrued thereon, have been repaid in full by Circle C pursuant hereto; and provided further that FMPO shall not, under any circumstances during the term of this Agreement, sell, transfer or dispose of all or substantially all of the partnership interests or assets of FMPOC. Upon any sale, transfer or other disposition of the stock and/or assets of Circle C, Circle C shall be fully released from all of its rights and obligations hereunder (other than any obligations arising under Section 2.17, 10.02 or 10.04) and under any other Loan Documents.

                         (d) Liens. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, create, incur, assume or suffer to exist any Lien upon any of its Properties or assets (including stock or other securities of any Person, including any Subsidiary) that is pari passu with or senior to the Liens granted to the Guarantors under the Guarantee Agreements, except for:

                         (i) materialmen's, suppliers', tax and other
                    similar Liens arising in the ordinary course of the business of such Borrower, such Restricted Subsidiary or FMPO, securing obligations which are not overdue or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on such Person's books to the extent required by GAAP;

                        (ii) Liens arising in connection with worker's
                    compensation, unemployment insurance and progress payments under government contracts;

                       (iii) other Liens incident to the ordinary conduct
                    of the business of such Borrower, such Restricted Subsidiary or FMPO or the ordinary operation of such Person's properties or assets and not incurred in connection with the obtaining of any Debt and which do not in the aggregate materially detract from the value of such Person's assets or materially impair the use thereof in the operation of such Person's business;

                        (iv) zoning restrictions, easements, rights-of-way,
                    restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of such Borrower, such Restricted Subsidiary or FMPO;

                         (v) Liens of lessors of property (in such
                    capacity) leased by such Borrower, such Restricted Subsidiary or FMPO which Liens are limited to the property leased thereunder;

                        (vi) Liens existing on the Effective Date and set
                    forth on Schedule IV;

                       (vii) Liens upon such Borrower's, such Restricted
                    Entity's or FMPO's interest in any investment included in the Investment Basket pursuant to Section 5.03(b) or securing Debt included in the Debt Basket pursuant to
                    Section 5.03(c);

                      (viii) Liens upon cash securing any payment
                    obligations or contingent reimbursement obligations of such Borrower, such Restricted Subsidiary or FMPO to the extent that such obligations are permitted under this Agreement; and

                        (ix) any extension, renewal or replacement of any
                    of the foregoing.

                         (e) Debt. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, incur, create, assume or permit to exist any Debt except for:

                         (i) unsecured Debt (x) between the Borrowers,
                    (y) between any Restricted Entities and (z) between any Borrower and any Restricted Entity;

                        (ii) Debt included in the Debt Basket pursuant to
                    Section 5.03(c);

                       (iii) in addition to the other Debt permitted by
                    this Section 5.02(e), Debt (including the aggregate Loans outstanding under the Tranches) not in excess of the aggregate amounts set forth in Section 2.07(c)(i) as of the dates set forth therein;

                        (iv) Debt secured by Liens permitted under
                    Section 5.02(d)(vi), which Debt is set forth on
                    Schedule IV;

                         (v) the reimbursement obligations of such Borrower
                    or Restricted Entity to the Guarantors; and

                        (vi) the Loans.

                         (f)  Fiscal Year.  Such Borrower or FMPO, as
               applicable, shall not change its fiscal year to end on any date other than December 31.

                         (g) Investments in Nonrestricted Subsidiaries and Persons Not Subsidiaries. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, (i) purchase, hold or acquire any capital stock, evidences of Debt or other securities of,
               (ii) make or permit to exist any loans or advances to or
               (iii) make or permit to exist any investment or any other interest in, any Person other than a Borrower or a Restricted Entity (each such party, a "Third Party") except for:

                         (A) investments, loans, advances, holdings and
               contributions existing on the Effective Date;

                         (B) Permitted Investments;

                         (C) investments of cash or other assets included
               in the Investment Basket pursuant to Section 5.03(b);

                         (D) promissory notes payable to a Borrower or
               Restricted Entity representing the purchase price of assets sold by such Borrower or Restricted Entity to the extent such promissory notes are secured by the assets sold; provided that such asset sales are made to Third Parties pursuant to arm's-length transactions; and

                         (E) any transactions otherwise permitted under
               Section 5.02(e).

                         (h) Federal Reserve Regulations. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, use the proceeds of any Loan in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulations G, U or X. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, take any action at any time that would (A) result in a violation of the substitution and withdrawal requirements of said Regulations, in the event the same should become applicable to this Agreement or any Loan or
               (B) cause the representation and warranty contained in
               Section 3.01(h) at any time to be other than true and correct.

                         (i) Equity Payments. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, make an Equity Payment; provided, however, that such Borrower or Restricted Entity may make an Equity Payment to any other Borrower or Restricted Entity.

                         (j) Scope of Borrower's Business. Such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, engage in any material manner in any business activities other than the Real Estate Business.

                         (k) Asset Sales. Except in connection with a transaction permitted under Section 5.02(c), such Borrower shall not, and shall cause its Restricted Subsidiaries not to, or FMPO shall not, as applicable, sell, lease, assign, transfer or otherwise dispose of, or give options to purchase, all or substantially all of the properties and assets of the Borrowers and the Restricted Entities, taken as a whole, to any Person in a single transaction or a series of related transactions, unless, contemporaneously with such sale, all the Commitments have been terminated and the principal of and interest on each Loan, all fees and other expenses or amounts payable under such Loan Documents have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full.

                         SECTION 5.03. Permitted Transactions. (a) Each of the Borrowers and Restricted Entities may invest in Third Parties and incur Debt in connection with such investments on the terms set forth in this Section 5.03. Any Borrower may invest in any other Borrower or in any Restricted Entity and incur Debt in connection with such investments without limitation or restriction. Any Restricted Entity may invest in any Borrower or in any other Restricted Entity without limitation or restriction. Nonrestricted Subsidiaries and other Affiliates of the Borrowers may invest in any Persons and incur Debt in connection with such investments without limitation or restriction.

                         (b) Permitted Third Party Investments. Each of the Borrowers and Restricted Entities may make investments of cash and other assets (valued at the book value disclosed in the most recent Annual Report on Form 10-K filed by FMPO with the SEC prior to the date of such investment) in Third Parties; provided, however, that (i) such Third Party is involved primarily in the Real Estate Business and (ii) the aggregate amount of all such outstanding investments by all the Borrowers and Restricted Entities pursuant to this paragraph (b) at any time, when taken as a whole, shall not exceed $10,000,000 (the "Investment Basket").


                         (c) Permitted Third Party Debt. Each of the Borrowers and the Restricted Entities may incur, create, assume or permit to exist any Debt (including Guarantees of Debt of any Third Party and Capitalized Lease Obligations) in connection with any investments in Third Parties permitted by paragraph (b) above; provided, however, that the aggregate amount of all such outstanding Debt incurred by all the Borrowers and Restricted Entities pursuant to this paragraph (c) at any time, when taken as a whole, shall not exceed $10,000,000 (the "Debt Basket").



                                        ARTICLE VI

                               Conditions to Credit Events


                         SECTION 6.01. Conditions Precedent to Each Credit Event. Each Credit Event shall be subject to the following conditions precedent:

                         (i) the representations and warranties on the part
                    of the relevant Borrower, FMPO, as a Restricted Entity, and the Guarantors contained in the Loan Documents shall be true and correct in all material respects at and as of the date of such Credit Event as though made on and as of such date;

                        (ii) the Administrative Agent shall have received a
                    notice of such Borrowing as required by Section 2.03;

                       (iii) no Event of Default shall have occurred and
                    be continuing on the date of such Credit Event or would result after giving effect to such Credit Event;

                        (iv) the Loans to be made by the Lenders on such
                    date, and the use of the proceeds thereof and the security arrangements contemplated hereby shall not result in a violation of Regulations G, U or X, as in effect on the date of such Borrowing. If required by Regulation U as a result of such use of proceeds, such Borrower shall have delivered to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U;

                         (v) there shall have been no amendments to the
                    Certificate of Incorporation, By-laws or Agreement of General Partnership, as applicable, of the Borrowers or Guarantors since the date of the Certificates furnished by the Borrowers and Guarantors on the Effective Date, other than amendments, if any, copies of which have been furnished to the Administrative Agent; and

                        (vi) there shall be no proceeding for the
                    dissolution or liquidation of any of the Borrowers or Guarantors or any proceeding to revoke the Certificate of Incorporation or Agreement of General Partnership, as applicable, of such Borrower or Guarantor or its corporate existence, which is pending or, to the knowledge of the Borrowers or Guarantors, threatened against or affecting it.

                         SECTION 6.02. Representations and Warranties with Respect to Credit Events. Each Credit Event shall be deemed a representation and warranty by the relevant Borrower that the conditions precedent to such Credit Event, unless otherwise waived in accordance herewith, shall have been satisfied.


                                       ARTICLE VII

                                    Events of Default


                    SECTION 7.01. Events of Default. If any of the following acts or occurrences (an "Event of Default") shall occur and be continuing:

                         (a) default for three or more days in the payment
                    when due of any principal of any Loan;

                         (b) default for five or more days in the payment
                    when due of any interest on any Loan, or of any other amount payable under the Loan Documents;

                         (c) any representation or warranty made or deemed
                    made in or in connection with any Loan Document or in any certificate, letter or other writing or instrument furnished or delivered to the Lenders or the Agents pursuant to any Loan Document shall prove to have been incorrect in any material respect when made or effec-tive or reaffirmed and repeated, as the case may be;

                         (d) default by a Borrower or FMPO in the due
                    observance or performance of any covenant, condition or agreement in Section 5.01(a)(4) (with respect to notices of Defaults or Events of Default) or in
                    Section 5.01(c) or (l), other than the covenant to preserve and maintain all of such Borrower's or FMPO's, as applicable, rights, privileges and franchises desirable in the normal conduct of its business;

                         (e) default by a Borrower or FMPO in the due
                    observance or performance of any covenant, condition or agreement in Section 5.02 (other than Section 5.02(f));

                         (f) default by a Borrower or any Restricted Entity
                    in the due observance or performance of any other covenant, condition or agreement in the Loan Documents which shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower or Restricted Entity, as applicable, by the Administrative Agent or any Lender;

                         (g) upon the consummation of the Merger and the
                    assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement, the execution of the IGL Guarantee Agreement and the satisfaction of the conditions precedent set forth in the IGL Credit Agreement, default by IGL in the due observance or performance of any covenant, condition or agreement in the IGL Guarantee Agreement;

                         (h) either a Borrower, Restricted Entity or
                    Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) below, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower, Restricted Entity or Guarantor or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
                    (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
                    (vii) take any action for the purpose of effecting any of the foregoing;

                         (i) an involuntary proceeding shall be commenced
                    or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Borrower, Restricted Entity or Guarantor, or of a substantial part of the property or assets of a Borrower, Restricted Entity or Guarantor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
                    (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for a Borrower, Restricted Entity or Guarantor or for a substantial part of the property of such Borrower, Restricted Entity or Guarantor or (iii) the winding-up or liquidation of a Borrower, Restricted Entity or Guarantor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                         (j) default shall be made with respect to
                    (i) Hedge Agreements or (ii) any Debt of a Borrower or a Restricted Entity if the effect of any such default shall be to permit the holder or obligee of any such obligations or Debt (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of such Debt and/or the payment of any net termination value in respect of Hedge Agreements, as applicable, in an aggregate amount in excess of $5,000,000; or any payment, regardless of amount, of (A) net termination value on any such obligation in respect of Hedge Agreements and/or (B) any Debt of a Borrower or Restricted Entity, as applicable, in an aggregate principal amount (or in the case of a Hedge Agreement, net termination value) in excess of $5,000,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Debt or other obligation);

                         (k) upon the consummation of the Merger and the
                    assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement, the execution of the IGL Guarantee Agreement and the satisfaction of the conditions precedent set forth in the IGL Guarantee Agreement, default shall be made with respect to any Debt of IGL if the effect of any such default shall be to accelerate the maturity of such Debt in an aggregate principal amount in excess of $100,000,000;

                         (l) an ERISA Event shall have occurred with
                    respect to any Plan or Multiemployer Plan that, when taken together with all other ERISA Events, reasonably could be expected to result in liability of a Borrower or Restricted Entity and any ERISA Affiliate thereof in an aggregate amount exceeding $5,000,000 or requires payments exceeding $5,000,000 in any year;

                         (m) one or more judgments for the payment of money
                    in an aggregate amount in excess of $5,000,000 shall be rendered by a court or other tribunal against a Borrower or Restricted Entity and shall remain undischarged for a period of 45 consecutive days during which execution of such judgment shall not have been effectively stayed; or any action shall be legally taken by a judgment creditor to levy upon assets or Properties of such Borrower or Restricted Entity to enforce any such judgment; or

                         (n) there shall have occurred a Change in Control;
               then, and in any such event (other than an event with respect to a Borrower, Restricted Entity or Guarantor described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written, telecopied, telex or telegraphic notice to the Borrowers, Restricted Entities and Guarantors, take one or more of the following actions at the same or different times: (i) declare the Commitments under the Tranches to be terminated, whereupon such Commitments shall forthwith terminate or (ii) declare the Loans and all other sums then owing by the Borrowers under the Loan Documents to be forthwith due and payable, whereupon all the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein to the contrary notwithstanding; provided, however, that upon the occurrence of any event described in clause (h) or
               (i) of this Section 7.01 as to which a Borrower or Guarantor is the entity involved, the Commitments will forthwith terminate and all sums then owing by the Borrowers to the Lenders on the Loans or otherwise hereunder shall, without any declaration or other action by any Lender, Issuing Lender or Agent hereunder, be immediately due and payable and the Commitments under the Tranches shall be immediately terminated without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and provided further that upon the consummation of the Merger and the assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement, the execution of the IGL Guarantee Agreement and the satisfaction of the conditions precedent set forth in the IGL Guarantee Agreement, the IGL Guarantee Agreement shall be deemed to amend and restate the FTX Guarantee Agreement in its entirety and, with respect to any Events of Default applicable to IGL hereunder, the amendment or waiver of the same event of default or the related cure rights or periods by the lenders under the IGL Credit Facility shall be deemed to constitute on amendment or waiver of the corresponding Event of Default or cure right or period hereunder. Promptly following the making of any such declaration described above, the Administrative Agent shall give prompt notice thereof to the Borrowers and Guarantors but failure to do so shall not impair the effect of such declaration. Upon the occurrence of any Event of Default, any security interests of the Guarantors in respect of the Properties or assets of the Borrowers shall be subordinated to the interests of the Lenders hereunder and in the other Loan Documents.


                                       ARTICLE VIII

                                        Guarantees


                         All the rights and obligations of each of the
               Guarantors in connection with the transactions contemplated by this Agreement shall be set forth in the applicable Guarantee Agreement, as shall be in effect from time to time.


                                        ARTICLE IX

                                        The Agents


                         (a) For convenience of administration and to expedite the transactions contemplated by this Agreement, Chase is hereby appointed as Administrative Agent and Documentary Agent for the Lenders under this Agreement. Neither of the Agents shall have any duties or responsibilities with respect hereto except those expressly set forth herein or in the other Loan Documents. Each Lender and Issuing Bank and its successors and permitted assigns hereby irrevocably appoints and expressly authorizes the Agents, without hereby limiting any implied authority, to take such action as the Agents may deem appropriate on its behalf and to exercise such powers under this Agreement as are specifically delegated to such Person by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and Issuing Banks all payments of principal of and interest on the Loans and all other amounts due to the Lenders and Issuing Banks hereunder, and promptly to distribute to each Lender and Issuing Bank its proper share of each payment so received;
               (b) to give notice on behalf of the Lenders and Issuing Banks to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder or as directed by the Required Lenders; and (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

                         (b)  Neither of the Agents or any of their
               respective directors, officers, agents or employees shall be liable as such for any action taken or omitted to be taken by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders or the Issuing Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on each Lender and its successors or permitted assigns. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither of the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers or any other party on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrowers or any other party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. Each of the Lenders and Issuing Banks hereby acknowledge that none of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                         (c) To the extent that any Agent shall not be reimbursed by the Borrowers for any costs, liabilities or expenses incurred in such capacity, each Lender agrees (i) to reimburse the Agents, on demand (in the amount of its Applicable Percentage hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Applicable Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document; provided, however, that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or of its directors, officers, employees or agents.

                         (d)  With respect to the Loans made by it
               hereunder or the Letters of Credit issued by it hereunder, each Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender or Issuing Bank, as applicable, and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any of their respective Subsidiaries or other Affiliate thereof as if it were not an Agent.

                         (e) Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint, and the Borrowers shall have the right to approve (such approval not to be unreasonably withheld or delayed) a successor Administrative Agent or Documentary Agent, as the case may be. If no successor Administrative Agent or Documentary Agent, as the case may be, shall have been so appointed and approved and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Person may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Documentary Agent, as the case may be, which shall be a Lender with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such Lender. Upon the acceptance of any appointment as Administrative Agent or Documentary Agent hereunder by a successor Administrative Agent or Documentary Agent, as the case may be, such successor Administrative Agent or Documentary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall from and after such date be discharged from its duties and obligations hereunder. After any such retiring Agent's resignation hereunder as Administrative Agent or Documentary Agent, as applicable, the provisions of this Article IX and Section 10.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Documentary Agent, as applicable.

                         (f) The Administrative Agent and the Documentary Agent shall be responsible for supervising the preparation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, any amendment or modification thereto and the closing of the transactions contemplated hereby and thereby.

                         (g) The obligations of the Administrative Agent and the Documentary Agent shall be separate and several and neither of them shall be responsible or liable for the acts or omissions of the other, except, to the extent that any such Agent serves in more than one agent capacity, such Agent shall be responsible for the acts and omissions relating to each such agency function.

                         (h) Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Banks and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or Issuing Banks and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                        ARTICLE X

                                      Miscellaneous


                         SECTION 10.01.  Notices.  Notices and other
               communications provided for herein shall be in writing and shall be delivered by hand or overnight or same day courier service or mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party to the appropriate party's address set forth below:

                         (a) if to FMPOC, to it at:

                              1615 Poydras Street
                              New Orleans, LA 70112

                              Attention of:  John G. Amato
                              Telecopy No.:  (504) 582-1603;

                         (b) if to Circle C, to it at:

                              1615 Poydras Street
                              New Orleans, LA 70112

                              Attention of:  John G. Amato
                              Telecopy No.:  (504) 582-1603;


                         (c) if to FMPO, to it at:

                              1615 Poydras Street
                              New Orleans, LA 70112

                              Attention of:  John G. Amato
                              Telecopy No.:  (504) 582-1603;

                         (d) if to IGL, to it at:

                              2100 Sanders Road
                              Northbrook, IL 60062

                              Attention of:  Eric Martinez, Assistant
                                             Treasurer
                              Telecopy No.:  (847) 205-4930;

                         with a copy to:

                              Sidley & Austin
                              One First National Plaza
                              Chicago, IL 60603

                              Attention of:  Sara E. Bartlett
                              Telecopy No.:  (312) 853-7036

                         (e) if to the Administrative Agent or the
                    Documentary Agent to:

                              The Chase Manhattan Bank
                              Loan and Agency Services Group
                              One Chase Manhattan Plaza
                              8th Floor
                              New York, NY 10081

                              Attention of:  Laura Rebecca
                              Telecopy No.:  (212) 552-7490;

                         with a copy to:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, NY 10017

                              Attention of:  James Ramage
                              Telecopy No.:  (212) 270-4724; and

                         (f) if to any Lender, to it at its address (or
                    telecopy number) set forth in its Administrative Questionnaire.


               All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or delivered by any telecopy, telegraphic or telex communications equipment or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party.

                         SECTION 10.02.  Survival of Agreement.  All
               covenants, agreements, representations and warranties made by the Borrowers and FMPO, as a Restricted Entity, herein and by each of the Guarantors in the applicable Guarantee Agreement and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Issuing Banks and the Agents and shall survive the making by the Lenders of the Loans or the issuing of Letters of Credit by the Issuing Banks regardless of any investigation made by the Lenders or Issuing Banks, as applicable, or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, L/C Disbursement, Fee or other fee or amount payable under the Loan Documents (other than contingent indemnification obligations) is outstanding and unpaid and so long as the Commitments and the outstanding Letters of Credit issued hereunder have not been terminated or have not expired.

                         SECTION 10.03.  Successors and Assigns;
               Participation; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Banks, the Agents and their respective successors and assigns, except that neither of the Borrowers may assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and the other Borrower, except in connection with the Merger. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

                         (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in all or a portion of any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder; provided, however, that any such participating interest shall include a pro rata portion of each Tranche. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Borrowers, the Issuing Banks and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrowers agree that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared due or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 2.14. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 2.12, 2.14, 2.16 and 10.05 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that no Participant shall be entitled to receive any greater payment pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant unless such participation shall have been made at a time when the circumstances giving rise to such greater payment did not exist; and provided that the voting rights of any Participant would be limited to amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments.

                         (c) Any Lender may, in accordance with applicable law and subject to Section 10.03(h), at any time assign all or any part of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and its participation in Letters of Credit) (I) to any Lender or any Affiliate thereof, without the Borrowers' consent, or (II) to one or more additional banks or financial institutions (any such entity referred to in clause (I) or (II) being a "Purchasing Lender") with the consent of the Administrative Agent, the Borrowers and the Guarantors (and in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of the L/C Exposure, the Issuing Banks), such consent not to be unreasonably withheld (it being understood that the Borrowers and Issuing Banks may withhold their respective consents to a Purchasing Lender (i) which is not a commercial bank or savings and loan institution or (ii) which would, as of the effective date of such assignment, be entitled to claim compensation under Section 2.11 which the transferor Lender would not be entitled to claim as of such date), pursuant to a Commitment Transfer Supplement in the form of Exhibit B, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrowers and the Administrative Agent), and delivered for its recording in the Register to the Administrative Agent, together with the registration and processing fee required by Section 10.03(e) and an Administrative Questionnaire for the Purchasing Lender if it is not already a Lender. A proportionate interest in the Loans and Commitments of each Tranche must be assigned. Upon such execution, delivery and recording (and, if required, consent of the Borrowers and the Administrative Agent), from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (which shall be at least five days after the execution and delivery thereof), (x) the Purchasing Lender thereunder shall (if not already a party hereto) be a party hereto and have the rights and obligations of a Lender hereunder with a Commitment as set forth in such Commitment Transfer Supplement, and (y) the transferor Lender thereunder shall, to the extent assigned by such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender (if not already a party hereto) and the resulting adjustment of Applicable Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement.

                         (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and the names and addresses of the Issuing Banks and the L/C Exposure of, and L/C Disbursements made thereby owing to, each Issuing Bank. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto may treat each Person whose name is recorded in the Register as a Lender or Issuing Bank, as applicable, for all purposes of this Agreement.
               The Register shall be available for inspection by the parties hereto at any reasonable time and from time to time upon reasonable prior notice.

                         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Issuing Banks and the Borrowers.

                         (f)  Subject to Section 10.15, the Borrowers
               authorize each Lender and Issuing Bank to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's or Issuing Bank's, as applicable, possession concerning the Borrowers and their respective affiliates which has been delivered to such Lender or Issuing Bank, as applicable, by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender or Issuing Bank, as applicable, by or on behalf of the Borrowers in connection with such Lender's or Issuing Bank's, as applicable, credit evaluation of the Borrowers and their respective Affiliates prior to becoming a party to this Agreement.

                         (g)  If, pursuant to this Section 10.03, any
               interest in this Agreement is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall immediately notify the Administrative Agent of such transfer, describing the terms thereof and indicating the identity and country of residence of each Transferee. Such transferor Lender or Transferee shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any tax, interest, penalty or other expense that the Borrowers and the Administrative Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any transfer or participation arrangement that is not fully disclosed to them as required hereunder.

                         (h) By executing and delivering a Commitment Transfer Supplement, the transferor Lender thereunder and the Purchasing Lender thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such transferor Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Commitment Transfer Supplement; (ii) except as set forth in
               (i) above, such transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Guarantee Agreements, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers, the Guarantors or any of their respective Subsidiaries or the performance or observance by the Borrowers, the Guarantors or any of their respective Subsidiaries of any of their respective obligations under this Agreement, the Guarantee Agreements, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Purchasing Lender represents and warrants that it is legally authorized to enter into such Commitment Transfer Supplement; (iv) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.01, the Guarantee Agreements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (v) such Purchasing Lender will independently and without reliance upon the Agents, such transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such Purchasing Lender appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such respective powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                         SECTION 10.04.  Expenses of the Lenders;
               Indemnity. (a) The Borrowers agree, on a joint and several basis, to pay all reasonable out-of-pocket expenses reasonably incurred by the Agents in connection with the consolidation of the Credits and the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agents or any Lender or Issuing Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or with the Loans made hereunder or the Letters of Credit issued hereunder, as applicable (whether through negotiations, legal proceedings or otherwise), including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Lender. The Borrowers further agree that they shall indemnify, on a joint and several basis, the Lenders, the Issuing Banks and the Agents from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of or in connection with the performance of this Agreement or any of the other Loan Documents. Further, the Borrowers agree to pay, and to protect, indemnify and save harmless, on a joint and several basis, each Lender, each Issuing Bank, each Agent and each of their respective officers, directors, stockholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Lender, Issuing Bank or Agent shall be designated a party thereto of any nature arising from or relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby (including the Merger) or (ii) the use of the proceeds of the Loans or the issuance of Letters of Credit; and the Borrowers also agree to pay, and to protect, indemnify and save harmless, on a joint and several basis, each Lender, each Issuing Bank, each Agent and each of their respective officers, directors, stockholders, employees, agents and servants from and against, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such Lender, Issuing Bank or Agent shall be designated a party thereto) of any nature arising from or relating to any actual or alleged presence or Release or threatened Release of Hazardous Materials on any of the Properties, or any Environmental Claim related in any way to the Borrowers or their respective Subsidiaries; provided that any such indemnity referred to in this sentence shall not, as to any indemnified Person, be available to the extent that such losses, liabilities, actions, suits, judgments, demands, costs or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnified Person. If any action, suit or proceeding arising from any of the foregoing is brought against any Lender, Issuing Bank, Agent or other Person indemnified or intended to be indemnified pursuant to this Section 10.04, the Borrowers, to the extent and in the manner directed by such indemnified party, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrowers (which counsel shall be satisfactory to such Lender, Issuing Bank, Agent or other Person indemnified or intended to be indemnified). If the Borrowers shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrowers contained in this Agreement shall be breached, any Lender, Issuing Bank or Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by any Lender, Issuing Bank or Agent shall be repayable to it by the Borrowers immediately upon such Lender's or such Agent's demand therefor.

                         (b) The provisions of this Section 10.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Loans or L/C Disbursements, the termination or expiration of the Letters of Credit issued hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender, Issuing Bank or any Agent. All amounts due under this Section 10.04 shall be payable on written demand therefor.

                         SECTION 10.05. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated or any Lender shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, then each Lender and Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and Issuing Bank agrees promptly to notify the Borrowers and the Guarantors after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and Issuing Bank under this Section
               10.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                         SECTION 10.06. APPLICABLE LAW.  THIS AGREEMENT
               SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                         SECTION 10.07. Waivers; Amendments. (a) No failure or delay of any Lender, Issuing Bank or Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders, the Issuing Banks and the Agents hereunder and under the other documents and agreements entered into in connection herewith are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, any other Loan Document or any other such document or agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that upon the consummation of the Merger and the assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement, the execution of the IGL Guarantee Agreement and the satisfaction of the conditions precedent set forth in the IGL Credit Agreement, the IGL Guarantee Agreement shall be deemed to amend and restate the FTX Guarantee Agreement in its entirety without the requirement of any waiver or consent pursuant hereto. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

                         (b)  This Agreement (including any provision
               hereof) may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (and a copy of any such waiver, amendment or modification shall be promptly delivered by the Administrative Agent to each Guarantor); provided, however, that no such agreement shall
               (i) change the principal amount of, or extend or advance the maturity of or any date for the payment (other than pursuant to Section 2.07(c), which may be amended by the Required Lenders) of any principal of or interest on, any Loan (including, without limitation, any such payment pursuant to Section 2.07(a) or paragraph (a) or (b) of Section 2.09) or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan or L/C Disbursement, without the written consent of each holder affected thereby and each Guarantor, which consent shall not be unreasonably withheld (it being agreed and understood that it shall be deemed reasonable to withhold such consent if a Guarantor, in its sole discretion exercised in good faith, deems its rights or interests in any property or assets of FMPO or either Borrower will be materially and adversely affected),
               (ii) change or extend the Commitment of any Lender without the written consent of such Lender, or change any fees to be paid to any Lender, Issuing Bank or Agent hereunder without the written consent of such Lender, Issuing Bank or Agent, as applicable, or (iii) amend or modify the provisions of this Section 10.07, Sections 2.07 through 2.15 or
               Section 10.04 or the definition of "Required Lenders", without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent hereunder without the written consent of such Agent; and provided further that, notwithstanding any of the foregoing, upon the consummation of the Merger and the assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement, the execution of the IGL Guarantee Agreement and the satisfaction of the conditions precedent set forth in the IGL Guarantee Agreement, the IGL Guarantee Agreement shall be deemed to amend and restate the FTX Guarantee Agreement in its entirety and any of the Events of Default related to IGL, as a Guarantor, set forth in Section
               7.01 shall be deemed to be amended or waived in the manner prescribed by Section 7.01.

                         SECTION 10.08. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                         SECTION 10.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Administrative Agent and the Borrowers.

                         SECTION 10.10. Headings. Article and Section headings and the table of contents included herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                         SECTION 10.11. Entire Agreement. This Agreement, the other Loan Documents and the exhibits and schedules hereto contain the entire agreement among the parties hereto with respect to the Loans and the related transactions. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                         SECTION 10.12.  WAIVER OF JURY TRIAL, ETC.
               (A) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

                         (b)  Except as prohibited by law, each party
               hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (a) of this Section 10.12 any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

                         (c)  Each party hereto (i) certifies that no
               representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or any other document, as applicable, by, among other things, the mutual waivers and certifications herein.

                         SECTION 10.13.  Interest Rate Limitation.
               Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or L/C Disbursement, as applicable, under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Issuing Bank, as applicable, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender or Issuing Bank, as applicable, in accordance with applicable law, the rate of interest in respect of such Loan or L/C Disbursement, as applicable, hereunder, together with all Charges payable to such Lender or Issuing Bank, as applicable, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or L/C Disbursement, as applicable, but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank, as applicable, in respect of other Loans or L/C Disbursement, as applicable, or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender or Issuing Bank, as applicable.

                         SECTION 10.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER OR AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                         (B)  EACH BORROWER HEREBY IRREVOCABLY AND
               UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                         (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                         SECTION 10.15. Confidentiality. Each Lender and Issuing Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrowers', FMPO's and their respective Subsidiaries' books and records, information concerning the Borrowers', FMPO's and their respective Subsidiaries' trade secrets and patents and any other information received from the Borrowers and their respective Subsidiaries hereunder shall be treated as confidential by such Lender or Issuing Bank, as applicable, and each Lender and Issuing Bank agrees to use their respective best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Lender or Issuing Bank, as applicable, and its counsel and agents; provided that it is understood that the foregoing shall not apply to:

                         (i) disclosure made with the prior written
                    authorization of the relevant Borrower or FMPO, as applicable;

                        (ii) disclosure of information (other than that
                    received from the relevant Borrower, FMPO and their respective Subsidiaries prior to or under this Agreement) already known by, or in the possession of, such Lender or Issuing Bank, as applicable, without restrictions on the disclosure thereof at the time such information is supplied to such Lender or Issuing Bank, as applicable, by the relevant Borrower, FMPO or their respective Subsidiaries hereunder;

                       (iii) disclosure of information which is required
                    by applicable law or to a governmental agency having supervisory or regulatory authority over any party hereto;

                        (iv) disclosure of information in connection with
                    any suit, action or proceeding in connection with the enforcement of rights hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby;

                         (v) disclosure to any bank (or other financial
                    institution) which may acquire a participation or other interest in the Loans or L/C Disbursements or rights of any Lender or Issuing Bank hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 10.15;

                        (vi) disclosure by any party hereto to any other
                    party hereto or their counsel or agents;

                       (vii) disclosure by any party hereto to any entity,
                    or to any Subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any Subsidiary of such an entity; or

                      (viii) disclosure of information that prior to such
                    disclosure has become public knowledge through no violation of this Agreement.


                         IN WITNESS WHEREOF, the parties hereto have caused
               this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   FM PROPERTIES OPERATING CO.,

                                        by FM PROPERTIES INC., as a
                                           general partner,


                                           by/s/ Robert R. Boyce
                                             -------------------
                                              Name: Robert R. Boyce
                                              Title: Treasurer

                                        by FMPO L.L.C., as a general
                                             partner,

                                           by FM PROPERTIES INC., as sole
                                              member thereof,


                                             by /s/ Robert R. Boyce
                                                -------------------
                                                 Name: Robert R.Boyce
                                                 Title: Treasurer





                                        CIRCLE L LAND CORP.,


                                             by/s/ William H. Armstrong III
                                               ----------------------------
                                               Name: William H. Armstrong III
                                               Title: President



                                        FM PROPERTIES INC.,


                                             by/s/ Robert R. Boyce
                                               -------------------
                                              Name: Robert R. Boyce
                                              Title:President



                                        THE CHASE MANHATTAN BANK,
                                        individually and as
                                        Administrative Agent and
                                        Documentary Agent,


                                           by/s/ James H. Ramage
                                             -------------------
                                              Name:  James H.Ramage
                                              Title: Vice President



                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION,


                                           by/s/ Kent Kaiser
                                             ---------------
                                              Name: Kent Kaiser
                                              Title: Sr. Vice President




                                                                 SCHEDULE I




                               APPLICABLE MARGIN FOR LOANS
                                COMMITMENT FEE PERCENTAGE
                            L/C PARTICIPATION FEES PERCENTAGE



                         (a)  Prior to the Merger, (i) the Applicable
               Margin for each Loan, as requested by the applicable Borrower, shall be as follows:



                            Rate                    Applicable Margin

                    LIBO Rate Loans:                  1% per annum

                    Reference Rate Loans:             0% per annum; and



                         (ii) the Commitment Fee Percentage shall be a rate
               per annum equal to 0.375%.

                         (b) Upon the consummation of the Merger and the assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor hereunder and under the FTX Guarantee Agreement, (i) the Applicable Margin for LIBO Rate Loans shall be the sum of (A) the spread over the London Interbank Offered Rate (as defined in the IGL Credit Facility) payable (or to be payable) by IGL for applicable loans made thereunder (such applicable spreads to be calculated pursuant to the IGL Credit Facility with reference to the pricing schedule contained in the IGL Credit Facility, which is set forth below in its current form as of the date hereof), (B) 0.125% per annum and (C) the facility fee percentage payable (or to be payable) by IGL under the IGL Credit Facility, (ii) the Applicable Margin for Reference Rate Loans shall be 0% per annum and
               (iii) the Commitment Fee Percentage shall be the sum of (x) the facility fee percentage payable (or to be payable) by IGL under the IGL Facility and (y) 0.125% per annum.

                         (c) The L/C Participation Fees Percentage shall be the letter of credit fee payable (or to be payable) by IGL under the IGL Credit Facility in respect of the aggregate amount then available for drawing under all outstanding letters of credit issued thereunder.

                         (d)  The following is a copy of the Pricing
               Schedule attached to the IGL Credit Facility and in effect as of the date hereof (capitalized terms used below are defined in the IGL Credit Facility).


                                     Pricing Schedule


                         The "Euro-Dollar Margin" and the "Facility Fee
                    Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day; provided that Level II Status shall be deemed to exist on any day prior to the Conversion Date:



                                LEVEL  LEVEL     LEVEL    LEVEL    LEVEL V
                                  I    II        III      IV

               Facility Fee     .07%    .085%     .11%      .15%     .25%
               Rate

               Euro-Dollar      .155%    .19%     .215%    .275%    .425%
               Margin



                         For purposes of this Schedule, the following terms
                    have the following meanings, subject to the last paragraph of this Schedule:

                         "Conversion Date" means the earliest to occur of
                    (i) September 30, 1998, (ii) the date (if any) on which the Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis ("Consolidated Debt") exceeds 45% of the sum of Consolidated Debt and Consolidated Net Worth and
                    (iii) the date (if any) on which the Company is rated BBB- or lower by S&P or Baa3 or lower by Moody's.

                         "Level I Status" exists at any date if, at such
                    date, the Company is rated A- or higher by S&P or A3 or higher by Moody's.

                         "Level II Status" exists at any date if, at such
                    date, (i) the Company is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Status does not exist.

                         "Level III Status" exists at any date if, at such
                    date, (i) the Company is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

                         "Level IV Status" exists at any date if, at such
                    date, (i) the Company is rated BBB- by S&P or Baa3 by Moody's and (ii) neither Level I Status, Level II Status nor Level III Status exists.

                         "Level V Status" exists at any date if, at such
                    date, no other Status exists.

                         "Status" refers to the determination of which of
                    Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

                         The credit ratings to be utilized for purposes of
                    this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt securities are actually outstanding, and any rating assigned to any debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Company is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level I Status and BBB+/Baa2 results in Level II Status). If the Company is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa3 results in Level II Status and BBB+/Baa3 results in Level III Status). If at any date, the Company's long-term debt is rated by neither S&P nor Moody's, then Level V shall apply.



                                                                SCHEDULE II



                                    LENDER COMMITMENTS



                          New FMPOC      New Circle C   New Circle
                          Revolving       Revolving       C Term   Applicable
             Lender        Tranche         Tranche        Tranche  Percentage
          ----------    -------------   -------------   ---------- ----------

          The Chase
          Manhattan
          Bank          $9,372,385.78   $5,677,614.22   $6,450,000    43%

          Texas
          Commerce
          Bank
          National      12,423,860.22    7,526,139.78    8,550,000    57%
          Association




                                                               SCHEDULE III




                                       SUBSIDIARIES


               Nonrestricted Subsidiaries of FMPO:

                    Estates of Barton Creek Utilities Inc.

                    Longhorn Properties Inc.

                    Barton Creek Realty Inc.

                    Barton Creek Properties

                    Austin 290 Properties Inc.

                    LW Properties Inc.

                    Texas B.D. Inc.

                    Longhorn Land Company

                    Longhorn Development Company

                    Delaware Business Development Inc.

               Nonrestricted Subsidiaries of FMPOC:

                    FM Florida Properties Co.

                    Vailwood Properties L.P.





                                                                SCHEDULE IV



                                 EXISTING DEBT AND LIENS



                                          None.




                                                                 SCHEDULE V
                                EXISTING LETTERS OF CREDIT


               FMPOC Letters of Credit

                    Letter of Credit (No. PG633546) issued by Chase in a principal amount of $339,912.11.


                    Letter of Credit (No. p-385776) issued by Chase in a principal amount of $610,607.00.

                    Letter of Credit (No. I-467309) issued by Texas Commerce Bank National Association ("TCB") in a principal amount of $909,609.00


               Circle C Letter of Credit

                    Letter of Credit (No. I-426230) issued by TCB in a principal amount of $85,573.00.



























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